EXHIBIT 10.1

                                January 5, 2000

EduLink, Inc.
450 North Roxbury Drive
Suite 602
Beverly Hills, California 90210

Attention: Michael Rosenfeld, Chief Executive Officer

     Re: Agreement by and between EduLink, Inc. and Saatchi & Saatchi North America, Inc.
         Dated as of July 1,1997 (the "Agreement")

     This letter agreement will serve to memorialize the agreement between you and us in connection with the above-referenced Agreement. Capitalized items not otherwise defined herein shall have the meaning given them in the Agreement. Based on the foregoing, the parties agree as follows:

1.   Background.

     1.1 EduLink, Inc. ("EduLink") engaged Saatchi & Saatchi North America, Inc. ("SSNA"), the Saatchi Entertainment Group, a division of SSNA, Darwin Digital, a division of SSNA, and certain other affiliates of SSNA (collectively "Saatchi") to render certain Services under the Agreement.

     1.2 Saatchi claims that as of the date hereof, Phase I of the Agreement has been completed and that Saatchi has fully performed the Services in accordance with the terms of the Agreement. EduLink disputes such claims.

     1.3 Saatchi claims that EduLink owes Saatchi in excess of $1,500,000, inclusive of a debt owed to Saatchi by EduLink evidenced by a Promissory Note dated December 31,1997 (the "December Note"). EduLink disputes such claims.


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January 5, 2000
Page 2.

     1.4 EduLink is diligently seeking financing of $9,500,000 pursuant to various private placements (herein called "Financing Activities") and intends to complete such financing within one year of this letter agreement.

2. The parties desire to resolve each and all of their disputes and claims against the other and accordingly agree that:

     2.1 The Agreement shall be terminated, effective on the date hereof, and Saatchi shall have no further obligations to render Services thereunder;

     2.2 Subject to the full and prompt performance by EduLink of all of its obligations set forth in this letter agreement, the parties mutually agree that the amount owed to Saatchi for the Services performed pursuant to the Agreement as of the date hereof is $1,000,000 (the "Agreed Sum"), inclusive of a debt owed to Saatchi by EduLink evidenced by the December Note, which December Note shall be cancelled upon prompt payment in full by EduLink of the Agreed Sum in accordance with the terms of this letter agreement. In the event that EduLink fails to promptly perform any of its obligations hereunder (as to which, time shall be of the essence), then the December Note shall remain in effect, not be cancelled and shall survive and not be affected by the general release set forth in Sections 5.1 and 5.2 hereof; but EduLink shall receive as a credit toward the payment of such December Note all payments actually made hereunder.

     2.3 EduLink agrees to pay Saatchi by check made payable to "Saatchi & Saatchi North America, Inc." fifteen percent (15%) of any Net Financing Proceeds received by EduLink, pursuant to its Financing Activities until Saatchi has been paid the Agreed Sum in Full. "Net Financing Proceeds" shall mean the gross sums received by EduLink from its Financing Activities, less aggregate commissions of up to five percent (5%) of such gross sums paid or retained by brokers, investment bankers and other third parties. Such percentage of Net Financing Proceeds payable to Saatchi hereunder shall be remitted to Saatchi within fifteen (15) business days following the end of each calendar month in which such Net Financing Proceeds are received by EduLink, together with appropriate accountings.

     2.4  To the extent Saatchi has received less than $100,000 pursuant to
          Section 2.3 above by January 10, 2000, EduLink shall pay Saatchi the difference


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January 5, 2000
Page 3.

          between $100,000 and the sums actually paid to Saatchi by EduLink pursuant to Section 2.3 above as of January 10, 2000.

     2.5 To the extent Saatchi has received less than 400,000 in the aggregate pursuant to Sections 2.3 and 2.4 above by April 30, 2000, EduLink shall pay Saatchi the difference between $400,000 and the sums actually paid to Saatchi by EduLink pursuant to Sections 2.3 and 2.4 above as of April 30, 2000.

     2.6 To the extent Saatchi has received less than $600,000 in the aggregate pursuant to sections 2.3, 2.4 and 2.5 above by December 31, 2000, EduLink shall pay Saatchi the difference between $600,000 and the sums actually paid to Saatchi by EduLink pursuant to Sections 2.3, 2.4 and
          2.5 above as of December 31, 2000.

     2.7 To the extent Saatchi has received less than $1,000,000 (plus any accrued interest pursuant to Section 2.8 below) in the aggregate pursuant to Sections 2.3, 2.4, 2.5 and 2.6 above by December 31, 2001, EduLink shall pay Saatchi the difference between $1,000,000 (plus any such accrued interest) and the sums actually paid to Saatchi by EduLink pursuant to Sections 2.3, 2.4, 2.5 and 2.6 above as of December 31, 2001.

     2.8 Notwithstanding the foregoing to the contrary, if but only if Saatchi has not been paid the Agreed Sum by December 31, 2000, then commencing as of January 1, 2000, interest shall accrue on the unpaid balance of the Agreed Sum, computed at the end of each calendar quarter, at an interest rate of prime plus one percent (1%), as such prime rate is established by Chase Manhattan Bank at the commencement of each applicable calendar quarter.

     2.9 The parties mutually agree that in lieu of the shares of EduLink's Common Stock and the Warrants granting the Holder the right to purchase EduLink's Common Stock issuable to Saatchi pursuant to the terms of Section 8 of the Agreement, EduLink shall issue and Saatchi shall accept, 100,000 shares of EduLink's Common Stock. Within sixty
          (60) days of the date of this letter agreement, EduLink shall deliver to Saatchi stock certificate(s) representing such 100,000 shares of EduLink's Common Stock.


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January 5, 2000
Page 4.

3.   Content.

     3.1 All materials delivered to Saatchi on EduLink's behalf by teachers from the Redondo Beach and Berryessa School Districts, other than the materials described in Sections 3.2.1, 3.2.2 and 3.2.3 below, shall be delivered to EduLink by Saatchi within ten (10) days following the date of this letter agreement, including without limitation:

          3.1.1  Seventeen mathematics lesson plans (Redondo Beach);

          3.1.2  Twenty-three history lesson plans for Unit 8 (Berryessa);

          3.1.3  Seven science lesson plans;

          3.1.4  Information on a conceptual library (Berryessa).

     3.2 Work Product: All work product resulting from services rendered by Saatchi under the Agreement shall be delivered to EduLink by Saatchi within ten (10) days following the date of this letter agreement. Such work product shall include, without limitation:

          3.2.1 One mathematics lesson plan based upon material provided by Redondo Beach School District teachers, as refined by Saatchi, inclusive of graphic user interfaces;

          3.2.2 Seven history lesson plans based upon material provided by Berryessa School District teachers, as refined by Saatchi, inclusive of graphic user interfaces;

          3.2.3 One science lesson plan based upon material provided by Redondo Beach School District teachers, as refined by Saatchi;

          3.2.4 All completed and/or rough screens developed for the teacher, parent, student and school desktops within the so-called schoolhouse shell;

          3.2.5 The files for the following three sites, each to be transferred via CD-ROM: www.darwindigital.com/elink375:
                 www.darwindigital.com/studiesberryessa/unit8;
                 www.coby.com/edulink.


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January 5, 2000
Page 5.

          3.2.6 Any and all data relating to market research conducted on EduLink's behalf;

          3.2.7 Any licenses or rights obtained by Saatchi to utilize and exploit material included in the items set forth in Sections
                 3.2.1 through 3.2.6 above.

4.   Rights.

     4.1 Saatchi hereby assigns to EduLink all of its right, title and interest in and to the content described in Section 3.1 above.

     4.2 Saatchi hereby grants to EduLink an exclusive license to use and exploit, in any and all media, all of Saatchi's right, title and interest, if any, in and to the content described in Section 3.2 above. The term of such license shall expire on December 31, 2001.

     4.3 Upon the expiration of the license described in Section 4.2 above, if Saatchi has then received the Agreed Sum from EduLink, all of Saatchi's right, title and interest, if any, in and to the content described in Section 3.2 above shall be the sole and exclusive property of EduLink and Saatchi shall have no claims to such property whatsoever; if, however, upon the expiration of the license described in Section 4.2 above, Saatchi has not received the Agreed Sum from EduLink, then EduLink shall: return all of such content to Saatchi; refrain from utilizing or exploiting in any manner any of such content; forfeit any claim to ownership of such content; and execute and deliver to Saatchi such investments and provide such other information which may be necessary or helpful in Saatchi's opinion in obtaining, maintaining and enforcing copyrights and other intellectual property rights relating to such content and/or effectuating the ownership and enjoyment by Saatchi thereof.

5.   Release.

     5.1 General Release. Except with respect to breaches of or obligations created by this letter agreement, which obligations shall survive this Release to the extent contemplated by this letter agreement, EduLink, on the one hand,


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January 5, 2000
Page 6.

          and Saatchi, on the other hand, each hereby forever fully and finally release, acquit and discharge the other from any and all claims, demands, costs, losses, damages, liabilities, obligations, actions, causes of action, lawsuits and expenses (including, without limitation, all attorneys' fees and costs) of every type, kind and character whatsoever, whether known or unknown, suspected or unsuspected, however arising, including without limitation, by reason of the Agreement.

     5.2 Section 1542 Waiver. This Release is not to be construed as an admission by either party of the validity of any unlawful or wrongful conduct or of any liability, or lack thereof, to the other party, all of which is expressly denied. The parties intend that this Release shall be effective as a full and final accord and satisfaction and release of each and every released matter. In furtherance of this intention, they acknowledge that they are familiar with Section 1512 of the Civil Code of the state of California, which provides as follows:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          The parties waive and relinquish to the fullest possible extent every right or benefit which they have or may have under Section 1542 and under any similar or analogous law of any other applicable jurisdiction with regard to the subject matter of this Release. The parties acknowledge that they are aware they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Release. Nevertheless, they intend fully, finally and forever, to settle and release all released matters, known or unknown, suspected or unsuspected, which now exist, heretofore existed, or may arise hereafter based on existing facts and circumstances. In furtherance of this intention, the releases given in this Release shall be in, and shall remain in, effect as full and complete releases, notwithstanding the discovery or existence of any additional or different facts.

     5.3 No Assignments. Each party warrants and represents that it has not previously assigned or transferred or purported to assign or transfer to any third party any claims or other rights released hereunder.


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January 5, 2000
Page 7.

     Please confirm your acceptance and agreement to the foregoing by signing in the indicated space below.

                                           Very truly yours,

                                           SAATCHI & SAATCHI NORTH AMERICA, INC.

                                           By: ________________________________

                                           Name: ______________________________

                                           Title: _____________________________

ACCEPTED AND AGREED:

EDULINK, INC.

By: _________________________________

Name: _______________________________

Title: ______________________________

                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

    EMPLOYMENT AGREEMENT made as of this 4th day of September, 1999, by and between Michael Rosenfeld, an individual residing at 30 Wavecrest Avenue, Venice, California 90291 ("Executive") and EDULINK, INC., a California corporation with its principal offices at 450 North Roxbury Drive, Beverly Hills, California 90210 (the "Company").

                                   WITNESSETH:

    WHEREAS the Company is engaged in the design, development, production and marketing of an internet-based interactive educational system designed for institutional and individual and users; and

    WHEREAS Executive has, since the inception of the Company in 1996, served as its Chief Executive Officer and the Company recognizes the value of his services which are of a specific, unique and extraordinary character and therefor requires the continued services of Executive as its Chief Executive Officer for a specified period of time; and

    WHEREAS the Company believes that the establishment and maintenance of sound and vital management of the Company is essential to the protection and enhancement of the interests of the Company and its stockholders and, in order to secure such protection, desires to obtain the contractual commitment of certain of its executive officers, including the Executive, to render their services to the Company for a specific period of time; and

    WHEREAS for the foregoing reasons, the Company desires to employ the Executive as its Chief Executive Officer, and Executive is desirous of being so employed, all on and subject to the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

    1. Employment. During the Term (as hereinafter defined) of this Agreement, the Company hereby employs Executive as its Chief Executive Officer, upon and subject to the terms and conditions set forth in this Agreement. Executive hereby agrees to accept such employment, upon and subject to the terms and conditions set forth in this Agreement, provided that Executive agrees that Company intends to replace Executive with others to serve as its CEO and Executive hereby consents to such action, provided that in such event Executive shall be engaged by Company as its Senior Vice President - Business Development and shall have the rights to the compensation and benefits set forth hereinbelow. In addition, the Company shall, subject to Executive's consent, cause Executive to be re-elected to the Company's Board of Directors during the Term of this Agreement.

    2. Executive's Duties and Responsibilities.

    2.1 Executive will perform all of the services customarily associated with the position of Chief Executive Officer during the Term of this Agreement, subject to the policies established by and under the direction of the Board of Directors of the Company, and subject to Executive's

                                      1.

engagement as Senior Vice President, as set forth in Paragraph 1 above. Executive also agrees to perform such other duties and responsibilities, consistent with such position, as the Board of Directors may assign to him from time to time during the Term hereof.

    2.2 Executive agrees to devote that portion of his business time, attention and energy which is reasonably required for him to perform his duties under this Agreement during the Term hereof and Executive shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company. Executive further agrees to use his best efforts at all times during the Term hereof to preserve, protect, enhance, and maintain the trade, business and goodwill of the Company.

    2.3 Executive shall perform his services wherever his services are reasonably required but principally at 450 North Roxbury Drive, Beverly Hills, California 90210. Under no circumstances shall Executive, without his prior written consent, be required to change the location of his current residence in order to perform the services required of him under this Agreement (nor to travel any distance which is significantly greater than the distance currently traveled by the Executive to the Company's offices). The Company shall furnish Executive with a private office, stenographic help and such other facilities, services and staff as are suitable to his position and necessary and adequate for the performance of his services under this Agreement.

    3. Term.

    3.1 The term of this Agreement shall commence as of September ____, 1999 and shall expire on December 31, 2004, subject to earlier termination as hereinafter provided in paragraph 3.2 hereof (the "Term").

    3.2 Pursuant to the provisions of Paragraph 3.1 above, the Term of this Agreement shall terminate on the earlier to occur of any of the following events:

        (a) The death of Executive;

        (b) The Permanent Disability (hereinafter defined) of Executive as provided in Paragraph 7 hereof;

        (c) Any repeated breach of trust or other repeated action by which Executive obtains material personal gain at the expense or to the detriment of the Company;

        (d) The failure of Executive to perform the customary duties of his position, provided that Executive is furnished with notice of such breach from the Company (with Executive not participating or voting with respect to any such notice if Executive is a director of the Company) and Executive fails to cure any such breach within thirty (30) days of such notice;

        (e) A conviction of the Executive for any felony or of any other crime involving moral turpitude;

        (f) The delivery of notice to the Company by the Executive, or to the Executive to the Company, as the case may be, of the termination of this Agreement for any breach or default by the Company or the Executive, as the case may be, of any of their respective representations, warranties, obligations or covenants under this Agreement, provided that any such breach or default is not cured within thirty (30) days after such notice from Executive or the Company, as the case may be.

                                      2.

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        (g) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Company in a voluntary case under any applicable bankruptcy, insolvency, or similar law then in effect or the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator of the Company or for any substantial part of its property or an order by any such court for the wind-up or liquidation of the Company's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against the Company and remains pending for sixty (60) days without a stay or dismissal; or the Company commences a voluntary case under any such bankruptcy, insolvency, or similar law then in effect, or makes any general assignment for the benefit of its creditors or takes action in furtherance of any of the foregoing; or

    4. Compensation. In consideration of the performance by Executive of his services under this Agreement during the Term hereof, the Company shall pay Executive the following compensation:

       (a) During the first year of the Term hereof, a salary of Fourteen Thousand Four Hundred Dollars ($14,400) plus reimbursement of expenses previously advanced by Executive on Company's behalf equal to One Hundred Thirty Five Thousand Six Hundred Dollars ($135,600) ("Prior Expenses"); and during each additional year of the Term hereof, a salary of One Hundred Fifty Thousand Dollars ($150,000). Such salary (plus such Prior Expenses with respect to the first year of the Term) is herein called the "Base Salary" and shall be paid to Executive in equal monthly installments, in arrears, on the first day of each month during the Term hereof.

       (b) The Company shall also pay Executive, in addition to the Base Salary, the following incentive compensation in each calendar year during the Term hereof (except for the calendar year ended December 31, 1999): The greater of ten percent (10%) of the Net Pre-Tax Profits (hereinafter defined) of the Company or ten percent (10%) of the Net Cash Flow (hereinafter defined) of the Company (the "Bonus"). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the maximum bonus payable to Executive in any specific calendar year shall not exceed an amount equal to twice Executive's Base Salary during the calendar years ending December 31, 2000 and 2001 and three times such base salary during the calendar years, 2002, 2003 and 2004.

    For purposes hereof, "Net Pre-Tax Profits" shall mean the net pre-tax income of the Company and "Net Cash Flow" shall mean the net pre-tax cash flow of the Company, in each calendar year during the Term hereof, as determined by the Company's certified public accountants, at the Company's expense, applying generally accepted accounting principles consistently applied during each period. In determining Net Pre-Tax Profits and Net Cash Flow, the Company's accountants shall not consider losses incurred in any prior calendar year and shall add to the net calculations of each of such items, any compensation or similar expense incurred or recognized by the Company in connection with the issuance of securities of the Company for purchase prices which are less than, or warrants, options or other convertible securities which are exercisable at prices below, fair market value.

       (c) The Bonus shall be payable to Executive within thirty (30) days following the completion of the audited or unaudited financial statements of the Company for each such calendar year during the Term of this Agreement, but in any event, not later than April 1 of each such year (or within ten (10) days after the final resolution of any disagreement with respect to the calculation of Net Pre-Tax Profits or Net Cash Flow pursuant to the terms of subparagraph
(d) below). In the event of any termination of this Agreement prior to the expiration of the Term hereof, the Company shall pay Executive (or his estate in the case of any earlier termination due to Executive's death) the Bonus in a pro-rated amount based upon Net Pre-Tax Profits and Net Cash Flow for the number of days in any such calendar year in which any such termination occurs, such payment to be made sixty (60) days after any such termination (unless such termination results from an occurrence under Paragraphs 3.2(c), 3.2(d), 3.2(e), 3.2(f), but only in the event of a termination by the Company thereunder, or 3.2(g), in which case,

                                      3.

notwithstanding any provision of this Agreement to the contrary, the Company shall have no obligation to make any Bonus payment to Executive).
Notwithstanding the foregoing, the minimum, Bonus shall be paid semi-annually on June 1 and December 31 of each such calendar year.

       (d) The Company shall deliver to Executive with each Bonus payment during the Term hereof (other than all minimum Bonus payments), a report setting forth the calculation of Net Pre-Tax Profits and Net Cash Flow. Unless Executive notifies the Company within fifteen (15) business days after receipt of said calculations of his disagreement therewith (which notice shall state with reasonable specificity the reasons for any such disagreement and the amounts in dispute), said calculations will be final, binding and conclusive on Executive. If there is a disagreement, and the disagreement cannot be resolved by the Company and the Executive within sixty (60) days following the delivery of such calculations, the items in dispute may be submitted by either the Company or the Executive to the Company's then independent auditors (with a copy being furnished to the other party). After affording each of the Company and the Executive the opportunity to present their respective positions (which opportunity shall not extend for more than ten (10) business days following the submission of such disputed items to such auditors), the independent auditors shall determine what, if any, changes are required in the calculations, and such determination shall be final, binding and conclusive on the Company and the Executive. The fees, costs and expenses of such independent auditing firm shall be allocated between the Company and the Executive as follows:

           (1) If the Company or Executive submits such calculations to such independent auditors and the auditors confirm that calculations of Net Pre-Tax Profits and Net Cash Flow (within 5% thereof, plus or minus), the party which submitted such calculations to such auditors will pay all of the costs therefor; or

           (2) If the Company or Executive submits such calculations to such independent auditors and the auditors determine that the calculation of Net Pre-Tax Profits was understated by more than 5%, then the Company will pay all of the costs therefor; or

           (3) If the Company or Executive submits such calculations to such independent auditors and the auditors determine that the calculation of Net Pre-Tax Profits and Net Cash Flow was overstated by more than 5%, the Executive will pay all of the costs therefor.

       (e) Executive shall have the right, at Executive's sole expense, upon reasonable advance notice and during normal business hours at the Company's offices, to examine and copy the books and records of the Company relating to Net Pre-Tax Profits and Net Cash Flow. Executive hereby acknowledges and agrees that any non-published documentation or other information obtained by him in the course of any such examination shall be subject to the provisions of Paragraph 8 hereof.

       (f) The Company shall, in addition to the Base Salary and the Bonus, reimburse Executive for all ordinary and necessary out-of-pocket expenses incurred by him in the performance of his services under this Agreement, subject to and upon receipt by the Company of invoices or other documentation in support thereof. Such expenses for which Executive shall be entitled to reimbursement shall include, but not be limited to, travel and entertainment expenses and expenses incurred in connection with promoting the Company's business.

    5. Executive Benefits. In addition to the Base Salary and the Bonus, Executive shall receive the following benefits:

                                      4.

    5.1 Executive shall be entitled to four (4) weeks paid vacation and fifteen
(15) paid sick days during each year of the Term hereof. Executive shall take such vacation at such times as will not unreasonably interfere with significant activities of the Company and upon reasonable advance notice to the Company. Any unused vacation shall be paid to Executive by the Company at the end of each year of the Term hereof.

    5.2 The Company shall pay for and maintain for Executive during the term second and each subsequent year of the Term of this Agreement, disability insurance providing for the payment to Executive of a minimum of sixty percent (60%) of his Base Salary for any "disability" as defined in such disability insurance policy. The Company shall also pay and maintain for Executive during the Term hereof, major medical, hospitalization, dental and vision insurance (which insurance will cover Executive and members of his immediate family). The Company shall maintain such disability, medical, dental, and vision insurance in effect, at the Company's cost, for a period of eighteen (18) months after the expiration of this Agreement or the termination of this Agreement pursuant to Paragraphs 3.2(b), 3.2(f) or 3.2(h) hereof. During the Term of this Agreement, the Company may, at its election at any time during the Term hereof, obtain and maintain at its cost, a key man life insurance policy on the Executive's life with the Company as the beneficiary thereof and Executive will cooperate with the Company and its insurer with respect thereto.

    5.3 The Company grants to Executive the following number of options to purchase one share of Company's Common Stock per option at an exercise price of $.25 per share, provided that Executive shall not have the right to exercise those options corresponding to the specific deliverables described below unless and until such deliverables are completed on or before the corresponding "outside completion date":

Number of Options         Deliverable                Outside Completion Date
-----------------         -----------                -----------------------
50,000                    Design Phase Elements
                          Described in Schedule A.

50,000                    Build-Out Elements
                          Described in Schedule A.

50,000                    Completion of Beta Test
                          described in Schedule A.

50,000                    National Launch of 7th
                          and 8th Grade Service
                          Described in Schedule A.

The remaining terms and conditions applicable to such options, are described in Schedule A-1, attached hereto.

    5.4 The Company agrees that the exercise price of each of the 500,000 Options to purchase one (1) share of Company's Common Stock heretofore granted to Executive shall be equal to $.25 per share (rather than $3.50 with respect to the first 100,000 Options, $5.00 with respect to the next 200,000 Options, and $7.00 with respect to the next 200,000 Options). The provision of this Paragraph
5.4 constitutes a material inducement for Executive to continue rendering services to Company.

                                      5.

    5.5 The Company agrees that nothing contained in this Agreement is intended to, or shall be deemed to be granted to the Executive in lieu of, or as a limitation upon, any rights and privileges which the Executive may otherwise be entitled to as an executive employee of the Company under any retirement, pension, profit sharing, insurance, hospitalization or other employee benefit plan of any type (including, without limitation, any incentive, profit sharing, bonus or stock option plan), which may now be in effect or which may hereafter be adopted by the Company, or any subsidiary of the Company, it being understood that the Executive shall have the same rights and privileges to participate in such Company (including its subsidiaries) benefit plans as any other officer or executive employee of the Company or any of its subsidiaries.

    6. Severance; Change of Control.

    6.1 In the event that, upon the expiration of the Term hereof on December 31, 2004, this Agreement has not been renewed or Executive and the Company have not entered into a successor employment agreement, the Company shall pay to Executive on such date, in cash, a lump sum amount equal to Executive's then Base Salary plus the bonus compensation payable to Executive for the calendar year 2003, then multiplied by a factor of 1.5.

    6.2 Omitted.

    6.3 If, at any time after a Change in Control has occurred, the Company (or any successor thereto) terminates this Agreement prior to the expiration of the Term of this Agreement, Executive shall receive (1) his Base Salary, Bonus and all fringe benefits provided for under Paragraph 5 hereof, including, without limitation, all benefits and awards under the Company's stock option, stock appreciation, restricted stock, stock bonus and similar plans and the Company's pension and retirement plans and programs which are then in effect, accrued through the date of any such termination; provided, however, that all of Executive's vested stock options, stock appreciation rights, restricted stock grants and stock bonuses and similar benefits shall be deemed to vest in full on any such termination date, notwithstanding any provision to the contrary in any applicable agreement or plan and (ii) a lump sum payment, in cash, on the date of any such termination, in an amount equal to the then Base Salary of Executive multiplied by a factor of 5.

    6.4 For purposes hereof, a "Change in Control" shall mean and be deemed to have occurred if: (I) any "person" or "group" (as such terms are used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), except for an employee stock ownership trust (or any of the trustees hereof), becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or (ii) the majority of the Board of Directors, as such entire Board of Directors is comprised as of the date hereof, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors any director who ceased to serve either prior to the date of a Change in Control, for any reason, or at any other time due to voluntary resignation, death, disability or termination for cause or any director who is elected to the Board of Directors after the date hereof and who is approved by Executive; or (iii) the shareholders of the Company approve a plan of liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) the shareholders of the Company approve a merger of consolidation of the Company with any other entity, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or

                                      6.

consolidation; or (v) any other event shall have occurred which constitutes a change in ownership or effective control of the Company or in the ownership of its assets; provided, however, that no Change in Control shall be deemed to have occurred if any aforementioned plan of liquidation, sale of assets, merger or consolidation is not consummated. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in Control, in which Executive participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

    7. Disability.

    7.1 Subject to the terms of Paragraph 7.2 below, in the event Executive suffers any illness, injury or other incapacity which causes him to become temporarily disabled during the Term of this Agreement, he shall continue to receive one hundred percent (100%) of the Base Salary, Bonus and all other benefits to which he was entitled at the time he became so disabled for any period of disability not in excess of six (6) consecutive calendar months, the term "Permanent Disability" as used in this Agreement shall mean any disability of Executive for a period in excess of six (6) consecutive calendar months. For the purpose of this Paragraph, the terms "disabled" and "disability" shall mean any physical or mental illness, injury or other incapacity which, in the opinion of a doctor reasonably satisfactory to the Company and Executive, renders the Executive unable to perform his duties hereunder. The date that any such disability shall be deemed to have commenced shall be the date Executive first absents himself from work during a continuous period of disability as so determined by the doctor hereinabove set forth.

    7.2 Upon any Permanent Disability, the Company may at any time thereafter either reduce the Base Salary to be received by Executive to seventy-five percent (75%) of the Base Salary at the time of any such Permanent Disability (including all payments Executive may receive under any disability policy maintained by the Company) or terminate this Agreement upon ninety (90) days prior written notice to Executive. In the event of any such termination, Executive shall be entitled to receive from the Company or from the Company's disability carrier, disability compensation in an amount which shall, when added to all social security benefits received by Executive as a result of the Permanent Disability, equal Seventy Thousand Dollars ($70,000) per annum.

    8. Confidentiality and Non-Disclosure Covenant.

    8.1 During the Term of this Agreement, Executive hereby acknowledges that he may obtain and be entrusted with unpublished material confidential and proprietary information relating to the Company's present and proposed business and operations, including, without limitation, financial information relating to the Company's present and proposed business and proposed business and operations, the cost and pricing of the Company's services, the sales and marketing plans and strategies of the Company, proposed Company's accounts and the terms of all material agreements to which the Company is a party. All of such information that may be obtained by Executive shall, for purposes hereof, be referred to as "Confidential Information." Executive hereby agrees that, unless the Confidential Information becomes publicly known through legitimate origin not involving any improper act or omission of Executive, neither he, nor any entity or person owned or controlled directly or indirectly by him, shall, during the Term of this Agreement or thereafter, use for his own benefit or for the benefit of others for any purpose and in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information (except as necessary in connection with the performance of Executive's services under this Agreement). This provision shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Executive shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by him which does not cause any material damage to the Company or is required as a result of any legal process served upon him in any judicial or administrative proceeding (provided that the Company shall be

                                      7.

give notice in time to enable it to object to such disclosure) or was obtained by Executive from a third party without such third party's breach of agreement or obligation of trust.

    8.2 Executive hereby acknowledges and agrees that any actual or threatened breach of the provisions of this Paragraph 8 may cause irreparable harm to the Company and may not be remediable by an action at law for damages and, therefore, the Company shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor. The provisions of this Paragraph 8 shall survive the termination or expiration of the Term of this Agreement.

    9. Representations and Warranties of Executive. The Executive represents and warrants to the Company as follows:

    9.1 All action on the part of the Executive necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

    9. Representations and Warranties of Executive. The Executive represents and warrants to the Company as follows:

    9.1 All action of the part of the Executive necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

    9.2 The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of any instrument, judgment, order, writ, decree or agreement to which Executive is a party or by which he is bound.

    9.3 There is no action, suit, proceeding, or investigation pending, or to the knowledge of Executive, currently threatened against Executive, in any way relating to the validity of this Agreement or the right of Executive to enter into or to consummate this Agreement and the transactions contemplated hereby.

    10. Representations and Warranties of the Company. The Company represents and warrants to the Executive as follows:

    10.1 All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

    10.2 The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of the Company's Certificate of Incorporation by By-Laws or any instrument, judgment, order, writ, decree or agreement to which the Company is a party or by which he is bound.

    10.3 There is no action, suit, proceeding, or investigation pending, or to the knowledge of the Company, currently threatened against the Company, in any way relating to the validity

                                       8.

of this Agreement of the right of the Company to enter into or to consummate this Agreement and the transactions contemplated hereby.

    11. Arbitration. Except for any action under this Agreement for injunctive or other equitable relief, all disputes, controversies and differences between the parties hereto arising under this Agreement which the parties hereto are unable to settle amicably shall be resolved in Los Angeles, California, by binding arbitration in accordance with the Rules then in force of the American Arbitration Association. The arbitration shall be held before three arbitrators one of which shall be selected by the other two arbitrators, and the decision of such arbitrators shall be deemed to be final, and judgment upon any award or decision rendered thereby may be entered in any court, domestic or foreign, having jurisdiction thereof.

    12. Miscellaneous.

    12.1 This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed or modified except by an instrument in writing signed by the party to be bound thereby.

    12.2 All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address and/or to such other persons as either of the parties hereto shall specify by notice given in accordance with this provision):

               (a)  If to the Company:

                    EduLink, Inc. 450
                    North Roxbury Drive
                    Suite 602
                    Beverly Hills, California 90210

                    Attn: Chief Executive Officer

               (b)  If to Executive:

                    Michael Rosenfeld
                    30 Wavecrest Avenue
                    Venice, California 90291

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

    12.3 Neither party hereto may assign this Agreement of their respective rights, benefits or obligations hereunder without the written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, and their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement. Notwithstanding the foregoing,

                                       9.

in the event of a sale of securities or assets of the Company constituting a Change of Control, the Company shall have the right to assign this Agreement to the person or entity acquiring the stock or assets of the Company provided that any such person or entity agrees in writing to assume and be bound by all of the terms and provisions of this Agreement.

    12.4 No waiver of this Agreement shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, covenant or obligation in this Agreement to the other party hereto shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, covenant or obligation of such other party, unless the instrument of waiver expressly so provides.

    12.5 This Agreement shall be governed by and construed in accordance with the laws of the State of California with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. By his execution hereof, Executive hereby consents and irrevocably submits to the in personam jurisdiction of the American Arbitration Association tribunal located in the City and County of Los Angeles, State of California and agrees that any process in any action commenced in such tribunal under this Agreement may be served upon him personally, by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same full force and effect as if personally served upon him in Los Angeles City. Each of the parties hereto hereby waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount determined therein.

    12.6 The parties hereto hereby agree that, at any time and from time to time during the Term hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledge and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

    12.7 If any term or provision of this Agreement, or the application thereof to any person or circumstance, if finally determined by a court or arbitration tribunal to any extent to be illegal, invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted hereunder and by law.

    12.8 Except as required by applicable law or in connection with the preparation of the Company's financial statements or documents, the Company will not publish or disclose the compensation or other provisions of this Agreement.

    12.9 During and after the Term of this Agreement, the Company shall defend, indemnify and hold Executive harmless from any claims, causes of action, liabilities, damages, costs or expenses incurred by Executive based upon or in connection with the performance of his services under this Agreement to the fullest extent permitted by the laws of the State of California and the Articles of
                                      10.

Incorporation and By-Laws of the Company. This provision will survive the expiration or termination of the Term of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executive this Agreement this ____ day of August, 1999.

                                                EDULINK, INC.

                                                By: /s/ Ronald Rescigno
                                                   ---------------------------
                                                   Ronald Rescigno - President


                                                   /s/ Michael Rosenfeld
                                                   ---------------------------
                                                   Michael Rosenfeld






                                      11.

                                                                    EXHIBIT 10.3

                        AMENDMENT TO EMPLOYMENT AGREEMENT



         Notwithstanding the provisions of the employment agreement dated as of September 1, 1999 ("Agreement"), between Michael Rosenfeld ("Executive") and EduLink, Inc. ("Company") to the contrary, the parties agree as follows:

       (1) Payment to Executive of the annual compensation described in paragraph 4(a) of the Agreement shall commence on January 1, 2000, rather than September, 1999; accordingly, Executive waives any claims to compensation during the period September 1, 1999 through December 31, 1999.

       (2) Paragraph 5.3 of the Agreement shall be amended to provide that:

       (3) The words "Warrant" shall be substituted for the word "Option" wherever it appears.


         Dated:   As of February 1, 2000.

                                                        EDULINK, INC.



                                               By: /s/ Michael Rosenfeld
                                                   ----------------------
                                                   MICHAEL ROSENFELD, CEO

                                                   /s/ Ronald Rescigno
                                                   ----------------------
                                                   RONALD RESCIGNO

                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

    EMPLOYMENT AGREEMENT made as of this ____ day of September, 1999, by and between Ronald Rescigno, an individual residing at 4063 Bridgewood Lane, Westlake Village, California 91362 ("Executive") and EDULINK, INC., a California corporation with its principal offices at 450 North Roxbury Drive, Beverly Hills, California 90210 (the "Company").

                                  WITNESSETH:

    WHEREAS, the Company is engaged in the design, development, production and marketing of an internet-based interactive educational system designed for institutional and individual and users; and

    WHEREAS, Executive has, since the inception of the Company in 1996, served as its President and the Company recognizes the value of his services which are of a specific, unique and extraordinary character and therefor requires the continued services of Executive as its President for a specified period of time; and

    WHEREAS, the Company believes that the establishment and maintenance of sound and vital management of the Company is essential to the protection and enhancement of the interests of the Company and its stockholders and, in order to secure such protection, desires to obtain the contractual commitment of certain of its executive officers, including the Executive, to render their services to the Company for a specific period of time; and

    WHEREAS, for the foregoing reasons, the Company desires to employ the Executive as its President, and Executive is desirous of being so employed, all on and subject to the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

    1. Employment. During the Term (as hereinafter defined) of this Agreement, the Company hereby employs Executive as its President, upon and subject to the terms and conditions set forth in this Agreement. Executive hereby agrees to accept such employment, upon and subject to the terms and conditions set forth in this Agreement. In addition, the Company shall, subject to Executive's consent, cause Executive to be re-elected to the Company's Board of Directors during the Term of this Agreement.

    2. Executive's Duties and Responsibilities.

    2.1 Executive will perform all of the services customarily associated with position of President during the Term of this Agreement, subject to the policies established by and under the direction of the Board of Directors of the Company. Executive also agrees to perform such other duties and responsibilities, consistent with such position, as the Board of Directors may assign to him from time to time during the Term hereof.

                                       1.

    2.2 Executive agrees to devote substantially all of his business time, attention and energy to the performance of his duties under this Agreement during the Term hereof and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company. Executive further agrees to use his best efforts at all times during the Term hereof to preserve, protect, enhance, and maintain the trade, business and goodwill of the Company.

    2.3 Executive shall perform his services wherever his services are reasonably required but principally at one of the principal offices of the Company which are presently located at 4063 Bridgewood Lane, Westlake Village, California 91362, and 450 North Roxbury Drive, Beverly Hills, California 90210. Under no circumstances shall Executive, without his prior written consent, be required to change the location of his current residence in order to perform the services required of him under this Agreement (nor to travel any distance which is significantly greater than the distance currently traveled by the Executive to the Company's offices). The Company shall furnish Executive with a private office, stenographic help and such other facilities, services and staff as are suitable to his position and necessary and adequate for the performance of his services under this Agreement.

    3. Term.

    3.1 The term of this Agreement shall commence as of September ___, 1999 and shall expire on December 31, 2004, subject to earlier termination as hereinafter provided in paragraph 3.2 hereof (the "Term").

    3.2 Pursuant to the provisions of Paragraph 3.1 above, the Term of this Agreement shall terminate on the earlier to occur of any of the following events:

        (a) The death of Executive;

        (b) The Permanent Disability (hereinafter defined) of Executive as provided in Paragraph 7 hereof;

        (c) Any repeated breach of trust or other repeated action by which Executive obtains material personal gain at the expense or to the detriment of the Company;

        (d) The failure of Executive to perform the customary duties of his position, provided that Executive is furnished with notice of such breach from the Company (with Executive not participating or voting with respect to any such notice if Executive is a director of the Company) and Executive fails to cure any such breach within thirty (30) days of such notice;

        (e) A conviction of the Executive for any felony or of any other crime involving moral turpitude;

        (f) The delivery of notice of the Company by the Executive, or to the Executive to the Company, as the case may be, of the termination of this Agreement for any breach or default by the Company or the Executive, as the case may be, of any of their respective representations, warranties, obligations or covenants under this Agreement, provided that any such breach or default is not occured within thirty (30) days after such notice from Executive or the Company, as the case may be.

        (g) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Company in a voluntary case under any applicable bankruptcy, insolvency, or similar law then in effect or the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator of the Company or for any substantial part of its property or an order by any such court for

                                       2.

the wind-up or liquidation of the Company's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against the Company and remains pending for sixty (60) days without a stay or dismissal; or the Company commences a voluntary case under any such bankruptcy, insolvency, or similar law then in effect, or makes any general assignment for the benefit of its creditors or takes action in furtherance of any of the foregoing; or

    4. Compensation. In consideration of the performance by Executive of his services under this Agreement during the Term hereof, the Company shall pay Executive the following compensation:

        (a) A base salary of One Hundred Fifty Thousand Dollars ($150,000) during each year of the Term hereof (the "Base Salary"), such salary to be paid to Executive in equal monthly installments (after the deduction of all applicable withholding and other required payroll deductions) (the "Monthly Base Salary Payments"), in arrears, on the first day of each month during the Term of this Agreement.

        (b) The Company shall also pay Executive, in addition to the Base Salary, the following incentive compensation in each calendar year during the Term hereof (except for the calendar year ended December 31, 1999): The greater of ten percent (10%) of the Net Pre-Tax Profits (hereinafter defined) of the Company or ten percent (10%) of the Net Cash Flow (hereinafter defined) of the Company (the "Bonus"). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the maximum bonus payable to Executive in any specific calendar year shall not exceed an amount equal to twice Executive's Base Salary during the calendar years ending December 31, 2000 and 2001 and three times such base salary during the calendar years, 2002, 2003 and 2004.

    For purposes hereof, "Net Pre-Tax Profits" shall mean the net pre-tax income of the Company and "Net Cash Flow" shall mean the net pre-tax cash flow of the Company, in each calendar year during the Term hereof, as determined by the Company's certified public accountants, at the Company's expenses, applying generally accepted accounting principles consistently applied during each period. In determining Net Pre-Tax Profits and Net Cash Flow, the Company's accountants shall not consider losses incurred in any prior calendar year and shall add to the net calculations of each of such items, any compensation or similar expense incurred or recognized by the Company in connection with the issuance of securities of the Company for purchase prices which are less than, or warrants, options or other convertible securities which are exercisable at prices below, fair market value.

        (c) The Bonus shall be payable to Executive within thirty (30) days following the completion of the audited or unaudited financial statements of the Company for each such calendar year during the Term of this Agreement, but in any event, not later than April 1 of each such year (or within ten (10) days after the final resolution of any disagreement with respect to the calculation of Net Pre-Tax Profits or Net Cash Flow pursuant to the terms of subparagraph
(d) below). In the event of any termination of this Agreement prior to the expiration of the Term hereof, the Company shall pay Executive (or his estate in the case of any earlier termination due to Executive's death) the Bonus in a prorated amount based upon Net Pre-Tax Profits and Net Cash Flow for the number of days in any such calendar year in which any such termination occurs, such payment to be made sixth (60) days after any such termination (unless such termination results from an occurrence under Paragraphs 3.2(c), 3.2(d), 3.2(e), 3.2(f), but only in the event of a termination by the Company thereunder, or 3.2(g), in which case, notwithstanding any provision of this Agreement to the contrary, the Company shall have no obligation to make any Bonus payment to Executive). Notwithstanding the foregoing, the minimum, Bonus shall be paid semi-annually on June 1 and December 31 of each such calendar year.

                                       3.

        (d) The Company shall deliver to Executive with each Bonus payment during the Term hereof (other than all minimum Bonus payments), a report setting forth the calculation of Net Pre-Tax Profits and Net Cash Flow. Unless Executive notifies the Company within fifteen (15) business days after receipt of said calculations of his disagreement therewith (which notice shall state with reasonable specificity the reasons for any such disagreement and the amounts in dispute), said calculations will be final, binding and conclusive on Executive. If there is a disagreement, and the disagreement cannot be resolved by the Company and the Executive within sixty (60) days following the delivery of such calculations, the items in dispute may be submitted by either the Company or the Executive to the Company's then independent auditors (with a copy being furnished to the other party). After affording each of the Company and the Executive the opportunity to present their respective positions (which opportunity shall not extend for more than ten (10) business days following the submission of such disputed items to such auditors), the independent auditors shall determine what, if any, changes and required in the calculations, and such determination shall be final, binding and conclusive on the Company and the Executive. The fees, costs and expenses of such independent auditing firm shall be allocated between the Company and the Executive as follows:

            (1) If the Company or Executive submits such calculations to such independent auditors and the auditors confirm that calculations of Net Pre-Tax Profits and Net Cash Flow (within 5% thereof, plus or minus), the party which submitted such calculations to such auditors will pay all of the costs therefor; or

            (2) If the Company or Executive submits such calculations to such independent auditors and the auditors determine that the calculation of Net Pre-Tax Profits was understated by more than 5%, then the Company will pay all of the costs therefor; or

            (3) If the Company or Executive submits such calculations to such independent auditors and the auditors determine that the calculation of the Net Pre-Tax Profits and Net Cash Flow was overstated by more than 5%, the Executive will pay all of the costs therefor.

        (e) Executive shall have the right, at Executive's sole expense, upon reasonable advance notice and during normal business house at the Company's offices, to examine and copy the books and records of the Company relating to Net Pre-Tax Profits and Net Cost Flow. Executive hereby acknowledges and agrees that any non-published documentation or other information obtained by him in the course of any such examination shall be subject to the provisions of Paragraph 8 hereof.

        (f) The Company shall, in addition to the Base Salary and the Bonus reimburse Executive for all ordinary and necessary out-of-pocket expenses incurred by him in performance of his services under this Agreement, subject to and upon receipt by the Company of invoices or other documentation in support thereof. Such expenses for which Executive shall be entitled to reimbursement shall include, but not be limited to, travel and entertainment expenses and expenses incurred in connection with promoting the Company's business.

    5. Executive Benefits. In addition to the Base Salary and the Bonus, Executive shall receive the following benefits:

    5.1 Executive shall be entitled to four (4) weeks paid vacation and fifteen
(15) paid sick days during each year of the Term hereof. Executive shall take such vacation at such times as will not unreasonably interfere with significant activities of the Company and upon reasonable advance notice to the Company. Any unused vacation shall be paid to Executive by the Company at the end of each year of the Term hereof.

                                       4.

    5.2 The Company shall pay for the maintain for Executive during the term second and each subsequent year of the Term of this Agreement, disability insurance providing for the payment to Executive of a minimum of sixty percent (60%) of his Base Salary for any "disability" as defined in such disability insurance policy. The Company shall also pay and maintain for Executive during the Term hereof, major medical, hospitalization, dental and vision insurance (which insurance will cover Executive and members of his immediate family). The Company shall maintain such disability, medical, dental, and vision insurance in effect, at the Company's cost, for a period of eighteen (18) months after the expiration of this Agreement or the termination of this Agreement pursuant to Paragraphs 3.2(b), 3.2(f) or 3.2(h) hereof. During the Term of this Agreement. The Company may, at its election at any time during the Term hereof, obtain and maintain at its cost, a key man life insurance policy on the Executive's life with the Company as the beneficiary thereof and Executive will cooperate with the Company and its insurer with respect thereto.

    5.3 The Company grants to Executive the following number of options to purchase one share of Company's Common Stock per option at an exercise price of $.25 per share, provided that Executive shall not have the right to exercise those options corresponding to the specific deliverables described below unless and until such deliverables are completed on or before the corresponding "outside completion date":

Number of Option        Deliverable                    Outside Completion Date
----------------        -----------                    -----------------------
50,000                  Design Phase Elements
                        Described in Schedule A.

50,000                  Build-Out Elements Described in
                        Schedule A.

50,000                  Completion of Beta Test
                        described in Schedule A.

50,000                  National Launch 7th and 8th
                        Grade Service Described in
                        Schedule A.

The remaining terms and conditions applicable to such options, are described in Schedule A-1, attached hereto.

    5.4 The Company agrees that the exercise price of each of the 500,000 Options to purchase one (1) share of Company's Common Stock heretofore granted to Executive shall be equal to $.25 per share (rather than $3.50 with respect to the first 100,000 Options, $5.00 with respect to the next 200,000 Options, and $7.00 with respect to the next 200,000 Options). The provision of this Paragraph
5.4 constitutes a material inducement for Executive to continue rendering services to Company.

    5.5 The Company agrees that nothing contained in this Agreement is intended to, or shall be deemed to be granted to the Executive in lieu of, or as a limitation upon, any rights and privileges which the Executive may otherwise be entitled to as an executive employee of the Company under any retirement, pension, profit sharing, insurance, hospitalization or other employee benefit plan of any type (including, without limitation, any incentive, profit sharing, bonus or stock option plan), which may now

                                       5.

be in effect or which may hereafter be adopted by the Company, or any subsidiary of the Company, it being understood that the Executive shall have the same rights and privileges to participate in such Company (including its subsidiaries) benefit plans as any other officer or executive employee of the Company or any of its subsidiaries.

    6. Severance; Change of Control.

    6.1 In the event that, upon the expiration of the Term hereof on December 31, 2004, this Agreement has not been renewed or Executive and the Company have not entered into a successor employment agreement, the Company shall pay to Executive on such date, in cash, a lump sum amount equal to Executive's then Base Salary plus the bonus compensation payable to the Executive for the calendar year 2003, then multiplied by a factor of 1.5.

    6.2 Omitted

    6.3 If, at any time after a Change in Control has occurred, the Company (or any successor thereto) terminates this Agreement prior to the expiration of the Term of this Agreement, Executive shall receive (1) has Base Salary, Bonus and all fringe benefits provided for under Paragraph 5 hereof, including, without limitation, all benefits and awards under the Company's stock option, stock appreciation, restricted stock, stock bonus and similar plans and the Company's pension and retirement plans and programs which are then in effect, accrued through the date of any such termination; provided, however, that all of Executive's vested stock options, stock appreciation rights, restricted stock grants and stock bonuses and similar benefits shall be deemed to vest in full on any such termination date, notwithstanding any provision to the contrary in any applicable agreement or plan and (ii) a lump sum payment, in cash, on the date of any such termination, in an amount equal to the then Base Salary of Executive multiplied by a factor of 5.

    6.4 For purposes hereof, a "Change in Control" shall mean and be deemed to have occurred if: (I) any "person" or "group" (as such terms are used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), except for an employee stock ownership trust (or any of the trustees thereof), becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or (ii) the majority of the Board of Directors, as such entire Board of Directors is comprised as of the date hereof, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors any director who ceased to serve either prior to the date of a Change in Control, for any reason, or at any other time due to voluntary resignation, death, disability or termination for cause or any director who is elected to the Board of Directors after the date hereof and who is approved by Executive; or (iii) the shareholders of the Company approve a plan of liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) the shareholders of the Company approve a merger of consolidation of the Company with any other entity, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (v) any other event shall have occurred which constitutes a change in ownership or effective control of the Company or in the ownership of its assets; provided, however, that no Change in Control shall be deemed to have occurred if any aforementioned plan of liquidation, sale of assets, merger on consolidation is not consummated. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in

                                       6.

Control, in which Executive participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

    7. Disability.

    7.1 Subject to the terms of Paragraph 7.2 below, in the event Executive suffers any illness, injury or other incapacity which causes him to become temporarily disabled during the Term of this Agreement, he shall continue to receive one hundred percent (100%) of the Base Salary, Bonus and all other benefits to which he was entitled at the time he became so disabled for any period of disability not in excess of six (6) consecutive calendar months. The term "Permanent Disability" as used in this Agreement shall mean any disability of Executive for a period in excess of six (6) consecutive calendar months. For the purpose of this Paragraph, the terms "disabled" and "disability" shall mean any physical or mental illness, injury or other incapacity which, in the opinion of the doctor reasonably satisfactory to the Company and executive, renders the Executive unable to perform his duties hereunder. The date that any such disability shall be deemed to have commenced shall be the date Executive first absents himself from working during a continuous period of disability as determined by the doctor hereinabove set forth.

    7.2 Upon any Permanent Disability, the Company may at any time thereafter either reduce the Base Salary to be received by Executive to seventy-five percent (75%) of the Base Salary at the time of any such Permanent Disability (including all payments Executive may receive under any disability policy maintained by the Company) or terminate this Agreement upon ninety (90) days prior written notice to Executive. In the event of any such termination, Executive shall be entitled to receive from the Company or from the Company's disability carrier, disability compensation in an amount which shall, when added to all social security benefits received by Executive as a result of the Permanent Disability, equal Seventy Thousand Dollars ($70,000) per annum.

    8. Confidentiality and Non-Disclosure Covenant.

    8.1 During the Term of this Agreement, Executive hereby acknowledges that he may obtain and be entrusted with unpublished material confidential and proprietary information relating to the Company's present and proposed business and operations, including, without limitation, financial information relating to the Company's present and proposed business and proposed business and operations, the cost and pricing of the Company's services, the sales and marketing plans and strategies of the Company, proposed Company's accounts and the terms of all material agreements to which the Company is a party. All of such information that may be obtained by Executive shall, for purposes hereof, be referred to as "Confidential Information." Executive hereby agrees that, unless the Confidential Information becomes publicly known through legitimate origin not involving any improper act or omission of Executive, neither he, nor any entity or person owned or controlled directly or indirectly by him, shall, during Term of this Agreement or thereafter, use for his own benefit or for the benefit of others for any purpose and in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information (except as necessary in connection with the performance of Executive's services under this Agreement). This provision shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Executive shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by him which does not cause any material damage to the Company or is required as a result of any legal process served upon him in any judicial or administrative proceeding (provided that the Company shall be given notice in time to enable it to object to such disclosure) or was obtained by Executive from a third party without such third party's breach of agreement or obligation of trust.

                                       7.

    8.2 Executive hereby acknowledges and agrees that any actual or threatened breach of the provisions of this Paragraph 8 may cause irreparable harm to the Company and may not be remediable by an action at law for damages and, therefore, the Company shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor. The provisions of this Paragraph 8 shall survive the termination or expiration of the Term of this Agreement.

    9. Representations and Warranties of Executive. The Executive represents and warrants to the Company as follows:

    9.1 All action of the part of the Executive necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditor's rights and by general principles of equity.

    9.2 The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of any instrument, judgment, order, writ, decree or agreement to which Executive is a part or by which he is bound.

    9.3 There is no action, suit, proceeding, or investigation pending, or to the knowledge of Executive, currently threatened against Executive, in any way relating to the validity of this Agreement or the right of Executive to enter into or to consummate this Agreement and the transactions contemplated hereby.

    10. Representations and Warranties of the Company. The Company represents and warrants to the Executive as follows:

    10.1 All action on the part of the Company necessary for the authorization, execution delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

    10.2 The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or by in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of the Company's Certificate of Incorporation by By-Laws or any instrument, judgment, order, writ, decree or agreement to which the Company is a party or by which he is bound.

    10.3 There is no action, suit, proceeding, or investigation pending, or to the knowledge of the Company, currently threatened against the Company, in any way relating to the validity of this Agreement or the right of the Company to enter into or to consummate this Agreement and the transactions contemplated hereby.

                                       8.

    11. Arbitration. Except for any action under this Agreement for injunctive or other equitable relief, all disputes, controversies and differences between the parties hereto arising under this Agreement which the parties hereto are unable to settle amicably shall be resolved in Los Angeles, California, by binding arbitration in accordance with the Rules then in force of the American Arbitration Association. The arbitration shall be held before three arbitrators one of which shall be selected by the other two arbitrators, and the decision of such arbitrators shall be deemed to be final, and judgment upon any award or decision rendered thereby may be entered in any court, domestic or foreign, having jurisdiction thereof.

    12. Miscellaneous.

    12.1 This Agreement constitutes of sole and entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed or modified except by an instrument in writing signed by the party to be bound thereby.

    12.2 All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address and/or such other persons as either of the parties hereto shall specify by notice given in accordance with this provision):

                        (a)   If to the Company:

                              EduLink, Inc.
                              450 North Roxbury Drive
                              Suite 602
                              Beverly Hills, California 90210

                              Attn: Chief Executive Officer

                        (b)  If to Executive:

                             Ronald Rescigno
                             4063 Bridgewood Lane
                             Westlake Village, California 91362

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

    12.3 Neither party hereto may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, and their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, in the event of a sale of securities or assets of the Company constituting a Change of Control, the Company shall have the right to assign this Agreement to the person or entity acquiring the stock or assets

                                       9.

of the Company provided that any such person or entity agrees in writing to assume and be bound by all of the terms and provisions of this Agreement.

    12.4 No waiver of this Agreement shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, covenant or obligation in this Agreement by the other party hereto shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, covenant or obligation of such other party, unless the instrument of waiver expressly so provides.

    12.5 This Agreement shall be governed by and construed in accordance with the laws of the State of California with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. By his execution hereof, Executive hereby consents and irrevocably submits to the in personam jurisdiction of the American Arbitration Association tribunal located in the City and County of Los Angeles, State of California and agrees that any process in any action commenced in such tribunal under this Agreement may be served upon him personally, by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same full force and effect as if personally served upon him in Los Angeles City. Each of the parties hereto hereby waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount determined therein.

    12.6 The parties hereto hereby agree that, at any time and from time to time during the Term hereof, upon the reasonable request of the other party thereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledge and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

    12.7 If any term or provision of this Agreement, or the application thereof to any person or circumstance, is finally determined by a court or arbitration tribunal to any extent to be illegal, invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted hereunder and by law.

    12.8 Except as required by applicable law or in connection with the preparation of the Company's financial statements or documents, the Company will not publish or disclose the compensation or other provisions of this Agreement.

    12.9 During and after the Term of this Agreement, the Company shall defend, indemnify and hold Executive harmless from any claims, cause of action, liabilities, damages, costs or expenses incurred by Executive based upon or in connection with the performance of his services under this Agreement to the fullest extent permitted by the laws of the State of California and the Articles of

                                      10.

Incorporation and By-Laws of the Company. This provision will survive the expiration or termination of the Term of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ____ day of September, 1999.


                                               EDULINK, INC.


                                               By: /s/ Michael Rosenfeld
                                                   -----------------------
                                                   Michael Rosenfeld - CEO



                                                  /s/ Ronald Rescigno
                                                  ------------------------
                                                  Ronald Rescigno


                                       11.

                                                                    EXHIBIT 10.5

                        AMENDMENT TO EMPLOYMENT AGREEMENT



         Notwithstanding the provisions of the employment agreement dated as of September 1, 1999 ("Agreement"), between Ronald Rescigno ("Executive") and EduLink, Inc. ("Company") to the contrary, the parties agree as follows:

     (1) Payment to Executive of the annual compensation described in paragraph 4(a) of the Agreement shall commence on January 1, 2000, rather than September, 1999; accordingly, Executive waives any claims to compensation during the period September 1, 1999 through December 31, 1999.

     (2)  Paragraph 5.3 of the Agreement shall be amended to provide that:

     (3) The words "Warrant" shall be substituted for the word "Option" wherever it appears.


         Dated:   As of February 1, 2000.

                                                      EDULINK, INC.

                                           By: /s/ Michael Rosenfeld
                                               ----------------------
                                               MICHAEL ROSENFELD, CEO

                                               /s/ Ronald Rescigno
                                               ----------------------
                                               RONALD RESCIGNO

                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT made as of this 4th day of September, 1999, by and between Ian Rescigno, an individual residing at 4063 Bridgewood Lane, Westlake Village, California 91362 ("Executive") and EDULINK, INC., a California corporation with its principal offices at 450 North Roxbury Drive, Beverly Hills, California 90210 (the "Company").

                                 WITNESSETH:

     WHEREAS, the Company is engaged in the design, development, production and marketing of an internet-based interactive educational system designed for institutional and individual and users; and

     WHEREAS, the Company believes that the establishment and maintenance of sound and vital management of the Company is essential to the protection and enhancement of the interests of the Company and its stockholders and, in order to secure such protection, desires to obtain the contractual commitment of certain of its executive officers, including the Executive, to render their services to the Company for a specific period of time; and

     WHEREAS, for the foregoing reasons, the Company desires to employ the Executive as its Senior Vice President - Operations, and Executive is desirous of being so employed, all on and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

     1. Employment. During the Term (as hereinafter defined) of this Agreement, the Company hereby employs Executive as its Senior Vice President - Operations, upon and subject to the terms and conditions set forth in this Agreement. Executive hereby agrees to accept such employment, upon and subject to the terms and conditions set forth in this Agreement.

     2. Executive's Duties and Responsibilities.

        2.1 Executive will perform all of the services customarily associated with the position of Senior Vice President - Operations during the Term of this Agreement, subject to the policies established by and under the direction of the Board of Directors of the Company. Executive also agrees to perform such other duties and responsibilities, consistent with such position, as the Board of Directors may assign to him from time to time during the Term hereof.

        2.2 Executive agrees to devote substantially all of his business time, attention and energy to the performance of his duties under this Agreement during the Term hereof and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company. Executive further agrees to use his best efforts at all times during the Term hereof to preserve, protect, enhance, and maintain the trade, business and goodwill of the Company.

                                      1.

        2.3 Executive shall perform his services wherever his services are reasonably required but principally at one of the principal offices of the Company which are presently located at 4063 Bridgewood Lane, Westlake Village, California 91362, and 450 North Roxbury Drive, Beverly Hills, California 90210. Under no circumstances shall Executive, without his prior written consent, be required to change the location of his current residence in order to perform the services required of him under this Agreement (nor to travel any distance which is significantly greater than the distance currently traveled by the Executive to the Company's offices). The Company shall furnish Executive with a private office, stenographic help and such other facilities, services and staff as are suitable to his position and necessary and adequate for the performance of his services under this Agreement.

     3. Term.

        3.1 The term of this Agreement shall commence as of September ____, 1999 and shall expire on December 31, 2004, subject to earlier termination as hereinafter provided in paragraph 3.2 hereof (the "Term").

        3.2 Pursuant to the provisions of Paragraph 3.1 above, the Term of this Agreement shall terminate on the earlier to occur of any of the following events:

            (a) The death of Executive;

            (b) The Permanent Disability (hereinafter defined) of Executive as provided in Paragraph 7 hereof;

            (c) Any repeated breach of trust or other repeated action by which Executive obtains material personal gain at the expense or to the detriment of the Company;

            (d) The failure of Executive to perform the customary duties of his position, provided that Executive is furnished with notice of such breach from the Company (with Executive not participating or voting with respect to any such notice if Executive is a director of the Company) and Executive fails to cure any such breach within thirty (30) days of such notice;

            (e) A conviction of the Executive for any felony or of any other crime involving moral turpitude;

            (f) The delivery of notice to the Company by the Executive, or to the Executive to the Company, as the case may be, of the termination of this Agreement for any breach or default by the Company or the Executive, as the case may be, of any of their respective representations, warranties, obligations or covenants under this Agreement, provided that any such breach or default is not cured within thirty (30) days after such notice from Executive or the Company, as the case may be.

            (g) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Company in a voluntary case under any applicable bankruptcy, insolvency, or similar law then in effect or the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator of the Company or for any substantial part of its property or an order by any such court for the wind-up or liquidation of the Company's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against the Company and remains pending for sixty (60) days without a stay or dismissal or the Company commences a voluntary case under any such bankruptcy, insolvency, or similar law then in effect, or makes any general assignment for the benefit of its creditors or takes action in furtherance of any of the foregoing; or

                                      2.

     4. Compensation. In consideration of the performance by Executive of his services under this Agreement during the Term hereof, the Company shall pay Executive the following compensation:

            (a) A base salary of Ninety Thousand Dollars ($90,000) during each year of the Term hereof (the "Base Salary"), such salary to be paid to Executive in equal monthly installments (after the deduction of all applicable withholding and other required payroll deductions) (the "Monthly Base Salary Payments"), in arrears, on the first day of each month during the Term of this Agreement.

            (b) The Company shall also pay Executive, in addition to the Base Salary, the following incentive compensation in each calendar year during the Term hereof (except for the calendar year ended December 31, 1999): The greater of ten percent (10%) of the Net Pre-Tax Profits (hereinafter defined) of the Company or ten percent (10%) of the Net Cash Flow (hereinafter defined) of the Company (the "Bonus"). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the maximum bonus payable to Executive in any specific calendar year shall not exceed an amount equal to twice Executive's Base Salary during the calendar years ending December 31, 2000 and 2001 and three times such base salary during the calendar years, 2002, 2003 and 2004.

                For purposes hereof, "Net Pre-Tax Profits" shall mean the net pre-tax income of the Company and "Net Cash Flow" shall mean the net pre-tax cash flow of the Company, in each calendar year during the Term hereof, as determined by the Company's certified public accountants, at the Company's expense, applying generally accepted accounting principles consistently applied during each period. In determining Net Pre-Tax Profits and Net Cash Flow, the Company's accountants shall not consider losses incurred in any prior calendar year and shall add to the net calculations of each of such items, any compensation or similar expense incurred or recognized by the Company in connection with the issuance of securities of the Company for purchase prices which are less than, or warrants, options or other convertible securities which are exercisable at prices below, fair market value.

            (c) The Bonus shall be payable to Executive within thirty (30) days following the completion of the audited or unaudited financial statements of the Company for each such calendar year during the Term of this Agreement, but in any event, not later than April 1 of each such year (or within ten (10) days after the final resolution of any disagreement with respect to the calculation of Net Pre-Tax Profits or Net Cash Flow pursuant to the terms of subparagraph
(d) below). In the event of any termination of this Agreement prior to the expiration of the Term hereof, the Company shall pay Executive (or his estate in the case of any earlier termination due to Executive's death) the Bonus in a pro-rated amount based upon Net Pre-Tax Profits and Net Cash Flow for the number of days in any such calendar year in which any such termination occurs, such payment to be made sixty (60) days after any such termination (unless such termination results from an occurrence under Paragraphs 3.2(c), 3.2(d), 3.2(e), 3.2(f), but only in the event of a termination by the Company thereunder, or 3.2(g), in which case, notwithstanding any provision of this Agreement to the contrary, the Company shall have no obligation to make any Bonus payment to Executive). Notwithstanding the foregoing, the minimum, Bonus shall be paid semi-annually on June 1 and December 31 of each such calendar year.

            (d) The Company shall deliver to Executive with each Bonus payment during the Term hereof (other than all minimum Bonus payments), a report setting forth the calculation of Net Pre-Tax Profits and Net Cash Flow. Unless Executive notifies the Company within fifteen (15) business days after receipt of said calculations of his disagreement therewith (which notice shall state with reasonable specificity the reasons for any such disagreement and the amounts in dispute), said calculations will be final, binding and conclusive on Executive. If there is a disagreement, and the disagreement cannot be resolved by the Company and the Executive within sixty (60) days following the delivery of such calculations, the items in dispute may be submitted by either the Company or the Executive to the Company's then independent auditors (with a copy being furnished to the other party).

                                      3.

After affording each of the Company and the Executive the opportunity to present their respective positions (which opportunity shall not extend for more than ten (10) business days following the submission of such disputed items to such auditors), the independent auditors shall determine what, if any, changes are required in the calculations, and such determination shall be final, binding and conclusive on the Company and the Executive. The fees, costs and expenses of such independent auditing firm shall be allocated between the Company and the Executive as follows:

                (1) If the Company or Executive submits such calculations to such independent auditors and the auditors confirm that calculations of Net Pre-Tax Profits and Net Cash Flow (within 5% thereof, plus or minus), the party which submitted such calculations to such auditors will pay all of the costs therefor; or

                (2) If the Company or Executive submits such calculations to such independent auditors and the auditors determine that the calculation of Net Pre-Tax Profits was understated by more than 5%, then the Company will pay all of the costs therefor; or

                (3) If the Company or Executive submits such calculations to such independent auditors and the auditors determine that the calculation of Net Pre-Tax Profits and Net Cash Flow was overstated by more than 5%, the Executive will pay all of the costs therfor.

            (e) Executive shall have the right, at Executive's sole expense, upon reasonable advance notice and during normal business hours at the Company's offices, to examine and copy the books and records of the Company relating to Net Pre-Tax Profits and Net Cash Flow. Executive hereby acknowledges and agrees that any non-published documentation or other information obtained by him in the course of any such examination shall be subject to the provisions of Paragraph 8 hereof.

            (f) The Company shall, in addition to the Base Salary and the Bonus, reimburse Executive for all ordinary and necessary out-of-pocket expenses incurred by him in the performance of his services under this Agreement, subject to and upon receipt by the Company of invoices or other documentation in support thereof. Such expenses for which Executive shall be entitled to reimbursement shall include, but not be limited to, travel and entertainment expenses and expenses incurred in connection with promoting the Company's business.

     5. Executive Benefits. In addition to the Base Salary and the Bonus, Executive shall receive the following benefits:

        5.1 Executive shall be entitled to four (4) weeks paid vacation and fifteen (15) paid sick days during each year of the Term hereof. Executive shall take such vacation at such times as will not unreasonably interfere with significant activities of the Company and upon reasonable advance notice to the Company. Any unused vacation shall be paid to Executive by the Company at the end of each year of the Term hereof.

        5.2 The Company shall pay for and maintain for Executive during the term second and each subsequent year of the Term of this Agreement, disability insurance providing for the payment to Executive of a minimum of sixty percent (60%) of his Base Salary for any "disability" as defined in such disability insurance policy. The Company shall also pay and maintain for Executive during the Term hereof, major medical, hospitalization, dental and vision insurance (which insurance will cover Executive and members of his immediate family). The Company shall maintain such disability, medical, dental, and vision insurance in effect, at the Company's cost, for a period of eighteen (18) months after the expiration of this Agreement or the termination of this Agreement pursuant to Paragraphs 3.2(b), 3.2(f) or

                                      4.

3.2(h) hereof. During the Term of this Agreement, the Company may, at its election at any time during the Term hereof, obtain and maintain at its cost, a key man life insurance policy on the Executive's life with the Company as the beneficiary thereof and Executive will cooperate with the Company and its insurer with respect thereto.

        5.3 The Company grants to Executive the following number of options to purchase one share of Company's Common Stock per option at an exercise price of $.25 per share, provided that Executive shall not have the right to exercise those options corresponding to the specific deliverables described below unless and until such deliverables are completed on or before the corresponding "outside completion date":

Number of Options       Deliverable                    Outside Completion Date
-----------------       -----------                    -----------------------
50,000                  Design Phase Elements
                        Described in Schedule A.

50,000                  Build-Out Elements
                        Described in Schedule A.

50,000                  Completion of Beta Test
                        described in Schedule A.

50,000                  National Launch of
                        7th and 8th Grade Service
                        Described in Schedule A.

The remaining terms and conditions applicable to such options, are described in Schedule A-1, attached hereto.

        5.4 The Company agrees that nothing contained in this Agreement is intended to, or shall be deemed to be granted to the Executive in lieu of, or as a limitation upon, any rights and privileges which the Executive may otherwise be entitled to as an executive employee of the Company under any retirement, pension, profit sharing, insurance, hospitalization or other employee benefit plan of any type (including, without limitation, any incentive, profit sharing, bonus or stock option plan), which may now be in effect or which may hereafter be adopted by the Company, or any subsidiary of the Company, it being understood that the Executive shall have the same rights and privileges to participate in such Company (including its subsidiaries) benefit plans as any other officer or executive employee of the Company or any of its subsidiaries.

     6. Severance: Change of Control.

        6.1 In the event that, upon the expiration of the Term hereof on December 31, 2004, this Agreement has not been renewed or Executive and the Company have not entered into a successor employment agreement, the Company shall pay to Executive on such date, in cash, a lump sum amount equal to Executive's then Base Salary plus the bonus compensation payable to Executive for the calendar year 2003, then multiplied by a factor of 1.5.

        6.2 Omitted.

                                      5.

        6.3 If, at any time after a Change in Control has occured, the Company (or any successor thereto) terminates this Agreement prior to the expiration of the Term of this Agreement, Executive shall receive (1) his Base Salary, Bonus and all fringe benefits provided for under Paragraph 5 hereof, including, without limitation, all benefits and awards under the Company's stock option, stock appreciation, restricted stock, stock bonus and similar plans and the Company's pension and retirement plans and programs which are then in effect, accrued through the date of any such termination; provided, however, that all of Executive's vested stock options, stock appreciation rights, restricted stock grants and stock bonuses and similar benefits shall be deemed to vest in full on any such termination date, notwithstanding any provision to the contrary in any applicable agreement or plan and (ii) a lump sum payment, in cash, on the date of any such termination, in an amount equal to the then Base Salary of Executive multiplied by a factor of 5.

        6.4 For purposes hereof, a "Change in Control" shall mean and be deemed to have occurred if: (I) any "person" or "group" (as such terms are used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), except for an employee stock ownership trust (or any of the trustees thereof), becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or (ii) the majority of the Board of Directors, as such entire Board of Directors is comprised as of the date hereof, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors any director who ceased to serve either prior to the date of a Change in Control, for any reason, or at any other time due to voluntary resignation, death, disability or termination for cause or any director who is elected to the Board of Directors after the date hereof and who is approved by Executive; or (iii) the shareholders of the Company approve a plan of liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) the shareholders of the Company approve a merger of consolidation of the Company with any other entity, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (v) any other event shall have occurred which constitues a change in ownership or effective control of the Company or in the ownership of its assets; provided, however, that no Change in Control shall be deemed to have occurred if any aforementioned plan of liquidation, sale of assets, merger or consolidation is not consummated. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in Control, in which Executive participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

     7. Disability.

        7.1 Subject to the terms of Paragraph 7.2 below, in the event Executive suffers any illness, injury or other incapacity which causes him to become temporarily disabled during the Term of this Agreement, he shall continue to receive one hundred percent (100%) of the Base Salary, Bonus and all other benefits to which he was entitled at the time he became so disabled for any period of disability not in excess of six (6) consecutive calendar months. The term "Permanent Disability" as used in this Agreement shall mean any disability of Executive for a period in excess of six (6) consecutive calendar months. For the purpose of this Paragraph, the terms "disabled" and "disability" shall mean any physical or mental illness, injury or other incapacity which, in the opinion of a doctor reasonably satisfactory to the Company and Executive, renders the Executive unable to perform his duties hereunder. The date that any

                                      6.

such disability shall be deemed to have commenced shall be the date Executive first absents himself from work during a continuous period of disability as so determined by the doctor hereinabove set forth.

        7.2 Upon any Permanent Disability, the Company may at any time thereafter either reduce the Base Salary to be received by Executive to seventy-five percent (75%) of the Base Salary at the time of any such Permanent Disability (including all payments Executive may receive under any disability policy maintained by the Company) or terminate this Agreement upon ninety (90) days prior written notice to Executive. In the event of any such termination, Executive shall be entitled to receive from the Company or from the Company's disability carrier, disability compensation in an amount which shall, when added to all social security benefits received by Executive as a result of the Permanent Disability, equal Seventy Thousand Dollars ($70,000) per annum.

     8. Confidentiality and Non-Disclosure Covenant.

        8.1 During the Term of this Agreement, Executive hereby acknowledges that he may obtain and be entrusted with unpublished material confidential and proprietary information relating to the Company's present and proposed business and operations, including, without limitation, financial information relating to the Company's present and proposed business and proposed business and operations, the cost and pricing of the Company's services, the sales and marketing plans and strategies of the Company, proposed Company's accounts and the terms of all material agreements to which the Company is a party. All of such information that may be obtained by Executive shall, for purposes hereof, be referred to as "Confidential Information." Executive hereby agrees that, unless the Confidential Information becomes publicly known through legitimate origin not involving any improper act or omission of Executive, neither he, nor any entity or person owned or controlled directly or indirectly by him, shall, during the Term of this Agreement or thereafter, use for his own benefit or for the benefit of others for any purpose and in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information (except as necessary in connection with the performance of Executive's services under this Agreement). This provision shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Executive shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by him which does not cause any material damage to the Company or is required as a result of any legal process served upon him in any judicial or administrative proceeding (provided that the Company shall be given notice in time to enable it to object to such disclosure) or was obtained by Executive from a third party without such third party's breach of agreement or obligation of trust.

        8.2 Executive hereby acknowledges and agrees that any actual or threatened breach of the provisions of this Paragraph 8 may cause irreparable harm to the Company and may not be remediable by an action at law for damages and, therefore, the Company shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor. The provisions of this Paragraph 8 shall survive the termination or expiration of the Term of this Agreement.

     9. Representations and Warranties of Executive. The Executive represents and warrants to the Company as follows:

        9.1 All action on the part of the Executive necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency,

                                      7.

reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

        9.2 The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of any instrument, judgment, order, writ, decree or agreement to which Executive is a party or by which he is bound.

        9.3 There is no action, suit, proceeding, or investigation pending, or to the knowledge of Executive, currently threatened against Executive, in any way relating to the validity of this Agreement or the right of Executive to enter into or to consummate this Agreement and the transactions contemplated hereby.

     10. Representations and Warranties of the Company. The Company represents and warrants to the Executive as follows:

         10.1 All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

         10.2 The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of the Company's Certificate of Incorporation or By-Laws or any instrument, judgment, order, writ, decree or agreement to which the Company is a party or by which he is bound.

         10.3 There is no action, suit, proceeding, or investigation pending, or to the knowledge of the Company, currently threatened against the Company, in any way relating to the validity of this Agreement or the right of the Company to enter into or to consummate this Agreement and the transactions contemplated hereby.

     11. Arbitration. Except for any action under this Agreement for injunctive or other equitable relief, all disputes, controversies and differences between the parties hereto arising under this Agreement which the parties hereto are unable to settle amicably shall be resolved in Los Angeles, California, by binding arbitration in accordance with the Rules then in force of the American Arbitration Association. The arbitration shall be held before three arbitrators one of which shall be elected by the other two arbitrators, and the decision of such arbitrators shall be deemed to be final, and judgment upon any award or decision rendered thereby may be entered in any court, domestic or foreign, having jurisdiction thereof.

     12. Miscellaneous.

         12.1 This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed or modified except by an instrument in writing signed by the party to be bound thereby.

         12.2 All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt prepaid,

                                      8.

return receipt requested, addressed to the parties hereto as follows (or to such other address and/or to such other persons as either of the parties hereto shall specify by notice given in accordance with this provision):

          (a) If to the Company:

              EduLink, Inc.
              450 North Roxbury Drive
              Suite 602
              Beverly Hills, California 90210

              Attn: Chief Executive Officer

          (b) If to Executive:

              Ian Rescigno
              _____________________________
              _____________________________

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

         12.3 Neither party hereto may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, and their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, in the event of a sale of securities or assets of the Company constituting a Change of Control, the Company shall have the right to assign this Agreement to the person or entity acquiring the stock or assets of the Company provided that any such person or entity agrees in writing to assume and be bound by all of the terms and provisions of this Agreement.

         12.4 No waiver of this Agreement shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party herto of a breach of any provision of this Agreement, or of any representation, warranty, covenant or obligation in this Agreement by the other party hereto shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, covenant or obligation of such other party, unless the instrument of waiver expressly so provides.

         12.5 This Agreement shall be governed by and construed in accordance with the laws of the State of California with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. By his execution hereof, Executive hereby consents and irrevocably submits to the in personam jurisdiction of the American Arbitration Association tribunal located in the City and County of Los Angeles, State of California and agrees that any process in any action commenced in such tribunal under this Agreement may be served upon him personally, by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same

                                      9.

full force and effect as if personally served upon him in Los Angeles City. Each of the parties hereto hereby waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount determined therein.

         12.6 The parties hereto hereby agree that, at any time and from time to time during the Term hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

         12.7 If any term or provision of this Agreement, or the application thereof to any person or circumstance, is finally determined by a court or arbitration tribunal to any extent to be illegal, invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted hereunder and by law.

         12.8 Except as required by applicable law or in connection with the preparation of the Company's financial statements or documents, the Company will not publish or disclose the compensation or other provisions of this Agreement.

         12.9 During and after the Term of this Agreement, the Company shall defend, indemnify and hold Executive harmless from any claims, causes of action, liabilities, damages, costs or expenses incurred by Executive based upon or in connection with the performance of his services under this Agreement to the fullest extent permitted by the laws of the State of California and the Articles of Incorporation and By-Laws of the Company. This provision will survive the expiration or termination of the Term of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 4th day of September, 1999.

                                          EDULINK, INC.

                                          By: /s/ Michael Rosenfeld
                                              -----------------------
                                              Michael Rosenfeld - CEO

                                              /s/ Ian Rescigno
                                              ----------------
                                              Ian Rescigno

                                                                    EXHIBIT 10.7

                        AMENDMENT TO EMPLOYMENT AGREEMENT



         Notwithstanding the provisions of the employment agreement dated as of September 1, 1999 ("Agreement"), between Ian Rescigno ("Executive") and EduLink, Inc. ("Company") to the contrary, the parties agree as follows:

          (1) Payment to Executive of the annual compensation described in paragraph 4(a) of the Agreement shall commence on January 1, 2000, rather than September, 1999; accordingly, Executive waives any claims to compensation during the period September 1, 1999 through December 31, 1999.

          (2)  Paragraph 5.3 of the Agreement shall be amended to provide that:

               a. The words "Warrant" shall be substituted for the word "Option" wherever it appears.

               b. The number of Warrants applicable to the Deliverable described as "Design Phase Elements" shall be reduced from "200,000" to "50,000, " and the number of Warrants applicable to the Deliverable described as "Build-Out Elements" shall be reduced from "200,000" to "50,000."

          (3) A new paragraph 5.5 shall be deemed added to the Agreement as follows:

               "5.5 In consideration of Executive's execution of this Agreement,
                    Company grants to Executive 300,000 Warrants to purchase one share of Company's Stock per Warrant at an exercise price of $.25 per share."


         Dated:   As of February 1, 2000.


                                                       EDULINK, INC.


                                               By: /s/ Michael Rosenfeld
                                                   ----------------------
                                                   MICHAEL ROSENFELD, CEO

                                                   /s/ Ian Rescigno
                                                   ----------------------
                                                   IAN RESCIGNO

                                                                    EXHIBIT 10.8

                               CONTRACT AGREEMENT
                              EDULINK/SAIC-2000-001

                                  INTRODUCTION

This Contract Agreement, effective October 1, 1999 is made between EduLink, Inc. (hereinafter referred to as "Buyer"), a corporation with principal offices in Westlake Village, California, and Science Applications International Corporation (hereinafter referred to as "Seller"), a Delaware Corporation with principal offices in San Diego, California. The work, defined by Individual Task Order Statement of Work and Schedule will be performed on a Time and Material basis, in accordance with Schedule A (Specific Terms and Conditions), and any referenced documents listed in Section 14.0 of this agreement.

                                   SCHEDULE A
                          SPECIFIC TERMS AND CONDITIONS

1.0    TERM AND PERIOD OF PERFORMANCE

The term of this Agreement is October 1, 1999 to September 30, 2000, unless amended in writing by mutual agreement of the parties. The period of performance for Task Orders issued under this Agreement will be as defined in the Task Order. Seller is not obligated to continue work or provide services and Buyer is not obligated to compensate Seller for expenses incurred or commitments made before or after these dates.

1.1    LABOR RATES

A Not-to-Exceed price will be negotiated for each Task Order issued under this Agreement in accordance with the following Time and Material (T&M) rates:

          Labor Category                     Labor Rate
          --------------                     ----------
          Program Manager                    $200.00/hour
          Senior Technical Manager           $150.00/hour
          Mid-level Technical Staff          $120.00/hour
          Junior Technical Staff             $90.00/hour
          Project Control/Administrative     $68.00/hour

Task Orders issued hereunder may include one or more labor categories. The hourly rates shall remain fixed for the term of the Agreement.

1.2    FUNDING

Funding will be established by individual Task Orders. Unless this Agreement is amended in writing by mutual agreement of the parties. Seller is not obligated to incur expenses or make commitments in excess of the amount stated in each Task Order and Buyer is not obligated to compensate Seller beyond the amount stated.

2.0    ORDERING

(a) Any supplies or services to be furnished under this agreement shall be ordered by issuance of a Task Order by the individual designated in
       Section 2.2

(b) There is no limit on the number of Task Orders that may be issued. The Buyer may issue Task Orders requiring delivery to multiple destinations or performance at multiple locations.

(c) Any Task Order issued during the effective period of this Agreement and not completed within that period shall be completed by the Seller within the time specified in the Task Order. The Agreement shall govern the Seller's and the Buyer's rights and obligations with respect to that Task Order to the same extent as if the Task Order were completed during the Agreement's effective term.

2.1    TASK ORDERS

(a)    Only the Buyer's designated Representatives, as set forth in paragraph
       2.2 hereto, are authorized to place orders hereunder.

(b) All delivery orders issued hereunder are subject to the terms and conditions of this Agreement. The Agreement shall control in the event of conflict with any task order. When mailed, a Task Order shall be "issued" for purposes of this Agreement at the time Buyer deposits the order in the mail, or, if transmitted by other means, when physically delivered to Seller.

(c) In addition to any other data that may be called for in the agreement, the following information shall be specified in each Task Order, as applicable:

       Date of Order              Period of Performance   Buyer Furnished
                                                          Material Value
       Contract and Order Number  Place of Performance    Estimated
                                                          Categories/Hours
                                                          Not-to-Exceed Price

(d) The information contained in each Task Order respecting to labor categories/hours, period of performance, and the Not-to-Exceed price shall be the result of either Buyer's estimate or the negotiated agreement reached by the parties in advance of Task Order issuance.

(e) Orders may be modified by written agreement between Buyer's Contract Representative and the Seller. Modifications to task orders shall include the information set forth in paragraph c above, as applicable. Orders may be modified orally by Buyer's Contract Representative in emergency circumstances. Oral modifications shall be confirmed by issuance of a written modification within seven (7) working days from the time of the oral communication modifying the order.

2.2    AUTHORIZED ORDERING AGENTS

In addition to the Seller Representative listed in Section 3.0, the following Edulink, Inc. employees are hereby designated Authorized Ordering Agents for the supplies and/or services listed in this Agreement, subject to the dollar limits indicated below:

       Name: Ian Rescigno         Dollar Limit Per Order: TBD
       Name: Ronald Rescigno      Dollar Limit Per Order: TBD
       Name: ______________       Dollar Limit Per Order: ________

Authority of the above named individuals to act as Ordering Agents for Buyer is limited to this Agreement. In the event that the Seller performs work under instructions from individuals other than those listed above, Seller is hereby notified that payment for such work may not be made.

2.3    INSPECTION

All materials furnished and services performed pursuant hereto shall be subject to inspection and test by Buyer and its agents during the period of performance. In the event that material furnished or services supplied are not performed in accordance with the specifications and instructions of Buyer, Buyer may require Seller to replace or correct services or materials. The cost of replacement or corrections shall be determined under the Payment clause of this contract, but the "hourly rate" for labor hours incurred in the replacement or correction shall be reduced to exclude that portion of the rate attributable to profit. If the

Seller fails to proceed with the reasonable promptness within the Not-to-Exceed price, the Buyer may terminate the contract for default.

2.4    INVOICES

Invoices shall be prepared in duplicate and contain the following information: contract number, task order number, labor categories, hourly rate, labor hours, extended totals by category, material and other direct costs detail shall be separated from labor costs. Invoices will be mailed to:

               Edulink, Inc.
               4063 Bridgewood Lane
               Westlake Village, CA 91362

Invoices shall clearly reference a unique invoice number on each invoice, period of incurred costs, and the date of the invoice. Invoices shall include the "Amount Previously Billed," the "Amount of this Invoice," and the "Total Amount Billed to Date" for each labor category.

Invoices not paid within 45 days shall be subject to 1.5% interest charge.

2.5    PAYMENT

The Buyer shall pay the Seller upon the submission of invoices approved by the Buyer as follows:

(a) Hourly Rate. The amounts shall be computed by multiplying the appropriate hourly rates in Section 1.1 by the number of direct labor hours performed. Invoices may be submitted once each month to the Buyer. The Buyer shall pay the invoice within 30 days after the approval by Buyer. Overtime rates are not authorized unless negotiated and approved by Buyer.

(b) Materials and Other Direct Costs. Materials and other direct costs, such as travel, will be reimbursed on actual cost basis with reasonable and allocable materials handling costs and profit included in the charge to the extent that they are clearly excluded from hourly rates.

(c) Total Cost. It is estimated that the total cost to the Buyer for the performance of this contract shall not exceed the ceiling price. The Seller agrees to use its best efforts to perform the work within the ceiling price of each task order. If at any time the Seller has reason to believe that the total price to the Buyer will be substantially greater or less than the ceiling price, the Seller shall notify the Buyer and provide a revised estimate for performing the work.

(d) If acceptable by Buyer, Seller prefers invoice payment via Electronic Funds Transfer (EFT) through the Treasury Financial Communications System. The following information is provided:

                    Science Applications International Corporation
                    10260 Campus Point Drive, San Diego, CA 92121
                    Contact Person: John P. Bowen
                    Phone Number: (619) 552-4841
                    Name of Financial Institution: Bank of America, NT&SA
                    Address: 450 "B" Street, Suite 100, San Diego, CA 92101 ABA Identifier: 121000358
                    Telegraphic Abbrv: BNKAMER
                    Account Number: 14520-00006
                    Please also reference:
                    Project Number: (to be furnished with first invoice) "Advice San Diego Corporate Banking Number 1450"

       Should EFT payment not be available, please remit payments to the following address:

                    Science Applications International Corporation
                    Drawer CS
                    Atlanta, GA 20284-8347

2.6    YEAR 2000 WARRANTY

(a)    SAIC's standard Year 2000 warranty specifically disclaims the following:

       (i)   System wide warranty responsibility,
       (ii) Warranty responsibility for any items (i.e. COTS software) not developed by SAIC or our vendors and subcontractors,
       (iii) Warranty responsibility for corrupted inputs that are not Year 2000 compliant.

       The following clauses are incorporated by reference into each task order.

(a)    Year 2000 Warranty

       Seller warrants that the services performed under this Contract shall be performed with that degree of skill and judgment normally exercised by recognized professional firms performing services of a similar nature. Buyer's exclusive remedy for breach of this warranty is to have Seller re-perform any services whose non-compliance with this warranty is made known by the Buyer to Seller in writing within ninety (90) days after Buyer's acceptance of the non-compliant services.

       Except as provided in the immediate paragraph above, Seller disclaims any warranty, responsibility, or liability for the Year 2000 compliance or functionality of Buyer's hardware, software, firmware or computer systems, and disclaims any warranty that any services provided will achieve Year 2000 compliance or functionality with Buyer's systems. The provisions of this Year 2000 Warranty shall take precedence over any inconsistent provisions elsewhere in this Contract including its exhibits and attachments.

(b)    Disclaimer of Impiled Warranties

       THE EXPRESS WARRANTIES, IF ANY, CONTAINED IN THE CONTRACT ARE THE SOLE AND EXCLUSIVE WARRANTIES PROVIDED BY SELLER, SELLER SPECIFICALLY DISCLAIMS, AND CUSTOMER, WAIVES ANY OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AS WELL AS ANY WARRANTIES ALLEGED TO HAVE ARISEN FROM CUSTOM USAGE, OR PAST DEALINGS BETWEEN THE PARTIES.

(c)    Limitation of Liability

       Buyer agrees that, Seller's total liability to Buyer and all liabilities arising out of or related to this contract, from any cause or causes, and regardless of the legal theory, including breach of contract, warranty, negligence, strict liability, or statutory liability, shall not, in the aggregate, exceed the amounts paid to Seller under the Contract, or under the specific task order at issue, whichever is less.

       In no event shall either Seller or Buyer be liable to the other for any special, indirect, incidental, consequential, or economic (including, but not limited to lost profits and lost business opportunity) damages, regardless of the legal theory under which such damages are sought, and even if the parties have been advised of the possibility of such damages.

       Any claim by Buyer against Seller relating to this contract, other than in warranty, must be made in writing and presented to Seller within one
       (1) year after the earlier of: (1) the date on which Buyer accepts the deliverable at issue; or (2) the date on which Seller completes performance of the services specified in the contract. Any claim under warranty must be made within the time specified in the applicable warranty clause.

(d)    Limitation on Dissemination of SAIC Commercial Work Product

       Seller and Buyer expressly exclude any and all third parties form the benefits of this Agreement. In the event that Buyer furnishes any Seller work product to a person who is not a party to this Agreement, Buyer agrees to defend, indemnity, and hold harmless Seller from and against all claims, damages, losses, costs and expenses (including reasonable attorney's fees) of actions brought by third parties, and arising out of or relating to such third party's use or distribution of, or reliance upon, Seller's work product.


3.0    TECHNICAL AND CONTRACTUAL REPRESENTATIVES

The following authorized representatives are hereby designated for this
Contract:

       Seller: Science Applications            Buyer: Edulink, Inc.
       International Corporation

       Technical: Steve Rizzi                  Technical: /s/ Ian Rescigno
                                                         ----------------------

       Contractual: Joanne Gladden             Contractual: /s/ Ronald Rescigno
                                                           --------------------

3.1    CONTACTS

Contacts with Buyer which affect the contract prices, schedule, statement of work, and contract terms and conditions shall be made with the authorized contractual representative. No changes to this Contract shall be binding upon Buyer unless incorporated in a written modification to the Contract and signed by Buyer's contractual representative.

3.2    CHANGES

Buyer may, by written notice to Seller at any time before completion of this contract, make changes within the general scope of this contract in any one of the following: (a) drawings, designs, or specifications; (b) quantity, (c) delivery; (d) method of shipment or routing and (e) make changes in the amount of Buyer furnished property. If any such change causes a material increase or decrease in any hourly rate or the Not-to-Exceed price, or the time required for the performance of any part of the work under this contract, the Buyer shall make an equitable adjustment in the hourly rates of delivery schedule, or both, and shall modify the contract Not-to-Exceed price. As a condition precedent to any equitable adjustment, the Seller must notify Buyer in writing of any request for adjustment within thirty (30) days from the date Seller receives notice from Buyer of a change, or from the date of any act of Buyer which Seller considers to constitute a change. Failure to are to any adjustment shall be a dispute and shall be settle through arbitration. Seller shall proceed with the work ad changed without interruption and without awaiting settlement of any such claim.

3.3    DISCLOSURE

Seller shall not disclose information concerning work under this Contract to any third party; unless such disclosure is necessary for the performance of the contract effort. No news, releases, public announcements, denial or confirmation of any part of the subject matter of this Contact or any phase of any program hereunder shall be made without prior written consent of Buyer. The restrictions of this paragraph shall continue in effect upon completion or termination of this Contract for such period of time as may be mutually agreed upon in writing by the parties. In the absence of a written established period, no disclosure is authorized. Failure to comply with the provisions of this Clause may be cause for termination of this Contract.

4.0    ASSIGNMENT OF CONTRACTS

This Contract is not assignable and shall not be assigned by Seller without the prior written consent of Buyer. Further, Seller agrees to obtain Buyer's approval before subcontracting this order or any substantial portion thereof; provided, however, that this limitation shall not apply to the purchase of standard commercial supplies or raw materials.


5.0    INFRINGEMENT INDEMNITY

In lieu of warranty by Buyer or Seller against infringement, statutory or otherwise, it is agreed that Seller shall defend at its expense, any suit against Buyer or its customers based on a claim that any item furnished under the order or the normal use of sale thereof infringes any U.S. Letters patent or copyright, and shall pay costs and damages finally awarded in any such suit, provided that Seller is notified in writing of the suit and give authority, information, and assistance at Seller's expense for the defense of the same. If the use or sale of said item is enjoined as a result of such suit, Seller, at no Expense to Buyer, shall obtain for Buyer and its customers the right use and sell said item or shall substitute an equivalent item acceptance to the Buyer and extend this patent indemnity thereto.

6.0    PROPRIETARY INFORMATION, TOOLS, MATERIALS, ETC.

       (a) Seller agrees it will keep confidential and not use any material, jigs, dies, fixtures, molds, patterns, tape, gauges, other equipment, designs, sketches, specifications, drawings, computer programs and software, or other data or information furnished by Buyer for any purpose whatsoever other than as herein specified, including but not limited to the manufacturer of large quantities, without prior written consent of Buyer. All materials, jigs, dies, fixtures, molds, patterns, tapes, gauges, other equipment, design, sketches, specifications, drawings, computer programs and software, or other data or information furnished by Buyer, whether loaned to Seller or fabricated, manufactured, purchased, or otherwise acquired by Seller for the performance of this Contract and specifically charged to Buyer are property of the Buyer. They are to be marked for identification as Buyer may designate an upon completion of termination of this Contract shall be returned to Buyer in good condition, reasonable wear only excepted, together with all spoiled and surplus material, unless otherwise directed in writing by Buyer. Seller agrees to replace, at its expense, all such items not so returned. Seller shall make no charge for any storage, maintenance or retention of such property of Buyer. Seller shall bear all risk of loss for the Buyer's property in Seller's possession.

(b)    If Buyer furnishes any material for fabrication hereunder, Seller agrees:
       (i) not to substitute any other material in such fabrication without Buyer's prior written consent, (ii) that title to such material shall not be affected by incorporation in or attachment to any other property; and
       (iii) to state and warrant on its packing sheet and invoice for final parts: "All materials furnished by Buyer on the order (except that which becomes normal industrial waste or was replaced at Seller's expense) has been returned in the form of parts or held as unused material for Buyer's disposition".

7.0    DISPUTES

Any dispute or disposed of shall be determined in the following manner.

(a) Buyer and Seller agree to enter into negotiations to resolve any dispute. Both parties agree to negotiate in good faith to reach a mutually agreeable settlement within a reasonable amount of time.

(b) If negotiation is unsuccessful, Buyer and Seller agree to enter into binding Arbitration. The American Arbitration Associations (AAA) Commercial Arbitration Rules (most recent edition) are to govern this Arbitration. The Arbitration shall take place in the Commonwealth of Virginia. The Arbitrator shall be bound to follow the applicable contract provisions and Virginia law in adjudicating the dispute. It is agreed by both parties that the Arbitrator's decision is final, and that no party may take any action, judicial or administrative, to overturn this decision. The judgment rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

Pending any decision, appeal or judgment referred to in this provision or the settlement of any dispute arising under this Contract, Seller shall proceed diligently with the performance of this Contract.

8.0    DEFAULT

(a) The Buyer may, by written notice of default to the Seller, terminate the whole or any part of this Contract in any one of the following circumstances; (i) if Seller fails to make progress in the work so as to endanger performance delivery of the suppliers or to perform the services within the time specified herein or any extension thereof; or (ii) if Seller fails to perform any of the other provisions of this Contract in accordance with its terms, and in either of these two circumstances does not cure such failure within a period of 10 days (or such longer period as) Buyer may authorize in writing) after receipt of notice from the Buyer specifying such failure; or (iii) Seller becomes insolvent or the subject of proceedings under any law relating to bankruptcy or the relief of debtors or admits in writing its inability to pay its debts as they become due.

(b) If this Contract is so terminated, Seller shall submit a final termiation settlement proposal to the Buyer. The Seller shall submit the proposal promptly but no later than six (6) months from the effective date of the termination. If Seller fails to submit the proposal within the time allowed, the Buyer may determine the amount, if any, due the Seller because of termination. The amount will be determined as follows
       (i) An amount for direct labor hours determined by multiplying the number of direct labor hours expended before the effective date of termination by the hourly rates, less profit, in the schedule, less any hourly rate payments already made to the Seller, (ii) An amount for material expenses incurred before the effective date of termination, not previously paid to the Seller. Buyer may procure or otherwise obtain upon such terms and in such manner as Buyer may deem appropriate, supplies or services similar to those terminated, Seller, subject to the exceptions set forth below; shall be liable to Buyer for any excess costs of such similar supplies or services.

(c) Seller shall transfer title and deliver to Buyer, in the manner and to the extent requested in writing by Buyer at or after terminations such complete articles, partially completed articles and materials, parts, tools, dies, patterns, jigs, fixtures, plans, drawings, information and contract rights as Seller has produced or acquired for the performance of the terminated part of this Contract, and Buyer will pay Seller the contract price for compete articles delivered to and accepted by Buyer and the fair value of the other property of Seller so requested and delivered.

(d) Seller shall continue performance of this Contract to the extent not terminated. Buyer shall have no obligations to Seller with respect to the terminated part of the Contract except as herein provided. In case of Seller's default, Buyer's rights as set forth herein shall be in addition to Buyer's other rights although not set forth in this Contract.

(e) Seller shall not be liable for damages resulting from default due to causes beyond the Seller's control and without Seller's fault or negligence, provided, however, that if Seller's default is caused by the default of a contractor or supplier, and without the fault or negligence of either of them and, provided further, the supplies or services to be furnished by the contractor or supplier were not obtainable from other sources.

9.0    GENERAL RELATIONSHIP

     Seller agrees that in all matters relating to this Contract it shall be acting as independent contractor and shall assume and pay all liabilities and perform all obligations imposed with respect to the performance of this Contract. Seller shall have no right, power or authority to create any obligation, expressed or implied, on behalf of Buyer and shall have no authority to represent Buyer as an agent.

10.0   NON-WAIVER OF RIGHTS

The failure of Buyer to insist upon strict performance of any of the terms and conditions in the Contract, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or in part of any term or condition of this contract shall not affect the validity of other parts hereof.

11.0   APPLICABLE STATE LAW AND COMPLIANCE

This Contract shall be governed by and construed in accordance with the law of the Commonwealth of Virginia. Seller agrees to comply with the applicable provisions of any Federal, state or local law or ordinance and all others, rules and regulations issued thereunder.

12.0   ORDER OF PRECEDENCE

The document identified below is hereby incorporated by reference. In the vent of an inconsistency or conflict between or among the provisions of the Contract, the inconsistency shall be resolved by giving precedence to this Contract.

13.0   CONDUCT OF OPERATIONS

Buyer represents and warrants to Seller that Buyer conducts its business and operations in compliance with all applicable Federal, state and local laws relating to or governing gambling, lotteries, games of chance and the gaming industry generally.

14.0   ENTIRE AGREEMENT

Upon acceptance of this Contract, Seller agrees that the provisions under this Contract, including all documents incorporated herein by references, shall constitute the entire Agreement between the parties hereto and supersede all prior agreements relating to the subject matter hereof. No prior or contemporaneous statement or representation, whether oral or written, has been relied upon by the parties, except as expressly stated herein. This contract may not be modified or terminated orally, and no modification or any claimed waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom such modification or waiver is sought to be enforced.

In witness whereof, the duly authorized representatives of Buyer and the Seller have executed this Contract on the Dates shown.

BUYER:                                      SELLER:

Edulink, Inc.                               Science Applications
                                            International Corporation

By: /s/                                     By:
    ------------------------------             --------------------------

Name: /s/ Ronald Rescigno                   Name: Joanne Gladden
      ----------------------------               ------------------------

Title: President & Chief Operating          Title: Senior Contracts
       Officer                                     Representative
       ---------------------------                 ----------------------

Date: 9/23/99                               Date:
      ----------------------------               ------------------------

                            SAMPLE TASK ORDER FORMAT

                             TASK ORDER NUMBER 001
                UNDER CONTRACT AGREEMENT EDULINK/SALC-2000-001


Date:
     -------------

Period of Performance:
                      ---------------

Buyer Furnished Material:
                         ---------------

Description of Work to be Performed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
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
Labor Category                Rate              Estimated Hours         Total Not-to-Exceed Price
--------------                ----              ---------------         -------------------------
Program Manager               $200.00/hour
Senior Technical Manager      $150.00/hour
Mid-level Technical Staff     $120.00/hour
Junior Technical Staff        $90.00/hour
Project Control/Admin.        $68.00/hour


Materials and Other Direct Costs. Materials and other directs costs, such as travel, will be reimbursed on actual cost basis with reasonable and allocable materials handling costs and profit included in the charge to the extent that they are clearly excluded from hourly rates.

In witness whereof, the duly authorized representatives of Buyer and the Seller have executed this Task Order on the dates shown.



BUYER:                                  SELLER:

Edulink, Inc.                           Science Applications
                                        International Corporation

By:                                     By:
    ------------------------------         ----------------------------------

Name:                                   Name: Joanne Gladden
      ----------------------------           --------------------------------

Title:                                  Title: Senior Contracts Representative
       ---------------------------             ------------------------------

Date:                                   Date:
      ----------------------------           --------------------------------

                                   [SAIC LOGO]
                 Science Applications International Corporation
                            An Employee-Owned Company



February 8, 2000                                                        CLF10753

Edulink, Inc.
4063 Bridgewood Lane
Westlake Village, California 91362

Attention:  Dr. Ronald Resigno

Reference:  Contract No. Edulink/SAIC-2000-001, Task Order 1

Subject:    Modification 1

Dear Dr. Resigno:

Science Applications International Corporation (SAIC) respectfully requests a modification to the subject task order. Currently the task order specifies requirements for Program Manager, Mid-level Technical Staff, and Project Control/Admin hours and trips from Baltimore and Orlando to Los Angeles. SAIC requests authorization to utilize all of the labor categories defined in the contract as well as additional travel. The hours would be reallocated within the original task order funding ceiling for direct labor, and travel would be reimbursed at actual cost plus reasonable handling costs.

This modification would allow the flexibility that is necessary to address the dynamic nature of the requirements and design effort.

If you authorize the modification, please indicate your concurrence by signing the acknowledgement block at the end of this letter. If you have any questions or concerns regarding the above, I may be contacted at (703) 676-6437, by facsimile at (703) 676-4161, or by e-mail at joanne.b.gladden@saic.com.

Sincerely,                                AUTHORIZATION

SCIENCE APPLICATIONS                      /s/ Ronald C. Rescigno
INTERNATIONAL CORPORATION                 ----------------------------
                                          Signature

/s/ Joanne B, Gladden                     /s/ Rinaco C. Rescigno
--------------------------------          ----------------------------
Joanne B. Gladden                         Print/Type Name
Senior Contracts Representative
                                          President
                                          ----------------------------
cc: J. Roberts, S. Rizzi/SAIC             Title
    ltr. log/file
                                          2/8/00
                                          ----------------------------
                                          Date


 1710 Goodridge Drive, P.O. Box 1303, McLean, Virginia 22102 * (703) 821-4300

                                                                    EXHIBIT 10.9

                            As of February 1, 2000

Gary Nash
University of California, Los Angeles
National Center for History in the Schools
Department of History
5262 Bunche Hall
405 Hilgard Avenue
Los Angeles, California 90005

Dear Mr. Nash:

     This letter shall serve to memorialize the agreement between you and us, as follows:

     0 We hereby engage you to render your services as an independent contractor, and you hereby accept such engagement, to assist us in supervising and guiding those individuals (the "Design Team") engaged by us to design the content of an interdisciplinary, cross age, inquiry based 7th and 8th grade curriculum which satisfies core curriculum standards. In this connection, you agree to supervise the Design Team so as to ensure that the content to be delivered to us by the Design Team, consisting of ten units ("Units") with approximately 70 lessons and 560 activities, plus approximately 40 inquiry and design based investigative questions for a contemplated 3-D virtual world (herein collectively called the "Content"), shall conform to the National Standards for United States History (in an international context) and that the various activities shall be consistent with the types of activities set forth in the two volumes of "Bring History
          Alive: Sourcebooks for Teaching World and United States History." In addition, you agree to supervise the Design Team so as to ensure that any interdisciplinary content (i.e. content relating to subjects other than History, such as Mathematics and Science) included within any of the above-described approximate number of 560 activities or 40 investigative questions shall not dilute or adversely effect the delivered content's acceptability in terms of conforming to the National Standards for United States and World History. It is specifically understood that you shall not be responsible for guiding the Design Team in terms of ensuring whether any of the incorporated interdisciplinary content conforms with the National Standards for subjects other than History, such as Mathematics and Science.

     1 In consideration of the rendition of your services, we shall pay you the sum of $3,000 per month, commencing as of February 1, 2000, for a period of twelve consecutive months or until such time as the Content is delivered to and approved by us, whichever first occurs. Such $3,000 monthly payment shall be deemed an advance against a fee equal to $100 per hour for each hour of services rendered by you hereunder. You agree to log the time expended by you on our behalf and send us a bill reflecting the time so expended within 10 days after the end of each calendar month and within 15 days following the end of each three-month period, we shall pay you the difference between the total fees due you and the total sums theretofore paid to you by us; provided, however, you agree that at such time as you estimate that the time you must expend on a monthly basis will exceed 40 hours, you shall notify us so that we may have the opportunity to review with you the work situation in depth.

     2 In addition, we shall pay you bonuses equal to seven and one-half percent (7.5%) of the gross royalties actually earned by the U.C. Regents ("UCLA") pursuant to any license between UCLA and EduLink relating to the intellectual property so licensed to us by UCLA relating specifically to history curriculum for the 7th and 8th grades. This 7.5% will not apply to "advances" paid to UCLA but will apply to UCLA's gross earnings under the license. The bonus will be paid as and when payments/accountings are to be rendered to UCLA under the license, if any.

     3 We agree that we shall take reasonable steps to ensure that the individual members of the Design Team are willing and able to comply with your guidance so that you are able to satisfy your obligations to us.

     4 In addition to the foregoing, we hereby grant to you Warrants to purchase 1,000,000 shares of our Common Stock at an exercise price of ten cents ($.10) per share, such Warrants to vest at the rate of 100,000 Warrants for each Unit of Content delivered to and approved by us hereunder. The documentation reflecting the issuance of such Warrants shall be issued to you within the next 60 days and such documentation (as well as documentation relating to any warrants described in paragraphs 6 and 7 below) shall contain all of those provisions customarily included in such documents, including without limitation, provisions relating to the term by which such Warrants may be exercised (i.e. four years from issuance) and the restrictions on sale of the Warrants or the underlying securities.

     5 You agree to serve on EduLink's "Curriculum Committee" and will receive additional Warrants to purchase 500,000 shares of EduLink's Common Stock at an Exercise Price of $.20 per share. In addition, you agree to assist us in securing the services of at least three pre-approved individuals to serve on the Curriculum Committee, one to represent Science, one to represent Mathematics, and one to represent English Literature; for your assistance, you shall receive an additional 1,000,000 Warrants, one-third of which shall vest as each of such individuals agrees to serve on such Curriculum Committee, provided the agreements for such services are obtained on or before April 30, 2000. The exercise price applicable to each of such Warrants will equal $.20.

     6 You shall also have the right to render services similar to those described in paragraph 1 above for and in connection with our creation of curriculum for three additional grade groupings: 9th/10th; 11th/12th; 4th/5th/6th. The terms of agreement with respect to fees payable to you would be the same as those set forth in paragraph 2 above (plus the 7.5% bonus described in paragraph 3 above if material is licensed from UCLA relating to history curriculum for each applicable grade grouping), such fees to be subject to increases as determined and agreed upon after good faith negotiations between you and us; and you shall also be entitled to additional Warrants to purchase 1,000,000 shares of EduLink's Common Stock per each grade grouping, such Warrants to vest at the rate of 100,000 Warrants per Unit delivered, up to 10 Units per grade grouping. The exercise prices will equal 75% of the average market price of EduLink's Common Stock on the close of business during the five business days immediately preceding the date the applicable Warrants vest.

     7 You agree that as between you and us, all of the results and proceeds of your services shall be our sole and exclusive property, from inception, inclusive of any copyrights therein, and for this purpose any such results and proceeds shall be considered a "work for hire."

     8 You agree that we shall hve the right to use your name, likeness and biographical data in our various publicity material concerning our business activities so as to reflect your engagement hereunder.

     9 Entire Agreement. This Agreement contains the entire Agreement between you and us, and there are no other promises or conditions either oral or written. This Agreement supersedes any prior written or oral agreements or communications between the parties.

    10 This Agreement may be modified or amended only if made in writing and signed by both parties.

If the foregoing confirms your understanding of our Agreement, please sign this letter in the space provided below.

                                           Very truly yours,

                                           EduLink, Inc.

                                           By: ________________________
                                               Michael Rosenfeld

AGREED TO AND ACCEPTED

______________________
      Gary Nash

                                                                   EXHIBIT 10.10

                            As of February 1, 2000

Kathleen McGuire
d/b/a McGuire and Associates
2300 California Avenue
Santa Monica, California 90403

Dear Ms. McGuire:

     This letter shall serve to memorialize the agreement between you and us, as follows:

     1. You and individuals furnished by you are in the business of rendering consulting services to educational institutions and businesses, specializing in matters related to learning and curriculum, including: course design; curriculum design; instructor development; distance learning implementation; educational assignment; structuring and coordination of educational programs; recruitment of instructors and implementation of training; and development of tutorial and counseling programs.

     2. Commencing on February 1, 2000, you, together with those content development specialists designated by you from time to time and approved by us from time to time ("Specialists"), shall provide us with the content development of an interdisciplinary, cross-age, inquiry-based 7th/8th grade curriculum. "Content development," for purposes herein, includes: responsibility to core curriculum standards; collation of our previous course content; integration of educational software applications required by our current and future agreements with our content providers; presentation and final editing of content for fulfillment of deliverable agreement schedule; recruitment and training of online tutors as needed. You and we shall mutually determine a product delivery schedule for the above-described content to be so developed by you and such Specialists and shall memorialize such schedule in writing signed by you and us (the "Deliverable Schedule").

     3. In consideration of the services to be provided pursuant to the provisions of paragraph 2 above, we shall pay you the total sum of $148,400, which sum shall be disbursed in installments based upon the satisfactory delivery to us of the content so developed hereunder pursuant to the Deliverable Schedule and payment schedule to be mutually agreed upon by you and us. In this connection, you agree that payments to you pursuant to this paragraph 3 shall release us of any obligation to make any payments to the Specialists and that you shall be responsible for making all required payments to such Specialists. In addition, you agree that the results and proceeds of services rendered hereunder by you and the Specialists shall be deemed our sole and exclusive property, from inception, inclusive of all copyrights therein, and for this purpose shall be considered a "work for hire."

     4. In addition to the foregoing, you shall render the following services for us:

        (a) Schedule and manage the Specialists;
        (b) Liaison and interface between the Specialists and us and our multiple content providers;
        (c) Assist us in exploring federal and private funding sources for our continued research and development;
        (d) Aggregate and analyze student assessments of the curriculum developed by you and the Specialists;
        (e) Provide qualitative and quantitative assessments of student, parent and teacher responses to our content, services and products, as developed;
        (f) Identify possible schools to participate in our Beta Test and service launch;
        (g) Identify possible corporate alliances;
        (h) Assist in planning for and scheduling additional rollouts of content for other grade levels (i.e. 4th through 6th; 9th through 12th).

     5. In consideration of the services to be provided by you pursuant to paragraph 4 above, we shall pay you the sum of $3,000 per month, commencing on the first day of February, 2000 (receipt of such February monthly payment you hereby acknowledge) and continuing for a period of twelve consecutive months, or until this Agreement is terminated pursuant to the provisions below.

     6. This Agreement may be terminated by us prior to January 31, 2001 if you have defaulted in any of your material obligations hereunder, including without limitation, your failure or the failure of the Specialists to satisfy the delivery requirements set forth in the Deliverable Schedule to be mutually agreed upon, as set forth above.

     7. Upon termination of this Agreement, payments shall cease, provided, however, that you shall be entitled to payments for periods and partial periods that occurred prior to the date of termination and for which you have not yet been paid. Any extraordinary expenses shall be submitted to us for pre-approval (in writing) and shall be paid if so approved. This Agreement shall terminate automatically upon your completion of the services required by this Agreement.

     8. Confidentiality. You recognize that you have and will have the following information relating to us and our business:

        * Products
        * Future plans
        * Business affairs
        * Trade secrets
        * Customer lists
        * Copyrights

     You also recognize that the foregoing information and other proprietary information (collectively "Information") are valuable, special, and unique assets. You agree that neither you nor any Specialist will at any time or in any manner, either directly or indirectly, use any Information for your or such Specialist's own benefit, or divulge, disclose or communicate any Information in any manner to any third party without our prior written consent. You shall protect the Information and treat it as strictly confidential.

     9. You agree that we shall have the right to use your, and each Specialist's, name, likeness and biographical data in our various publicity material concerning our business activities so as to reflect your engagement hereunder.

    10. You shall cause each specialist to execute such documentation which ensures our rights to the results and proceeds of their services as we may reasonably from time to time require.

    11. Entire Agreement. This Agreement contains the entire Agreement between you and us, and there are no other promises or conditions either oral or written. This Agreement supersedes any prior written or oral agreements or communications between the parties.

    12. This Agreement may be modified or amended only if made in writing and signed by both parties.

     If the foregoing confirms your understanding of our Agreement, please sign this letter in the space provided below.

                                           Very truly yours,

                                           EduLink, Inc.

                                           By: /s/ Michael Rosenfeld
                                               ---------------------
                                               Michael Rosenfeld

AGREED TO AND ACCEPTED

/s/ Kathleen McGuire
----------------------------
Kathleen McGuire
d/b/a McGuire and Associates